UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

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StellarOne Corporation
(Name of Registrant as Specified In Its Charter)

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 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911

March 30, 2012

Dear Fellow Shareholders:

You are cordially invited to attend StellarOne Corporation’s 2012 Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 15, 2012, at 10:00 a.m., at the Doubletree Hotel, 990 Hilton Heights Road, Charlottesville, Virginia. The meeting will be followed by a reception that we invite and encourage you to attend.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. Whether or not you will be able to attend the annual meeting, it is important that your shares be represented and your vote recorded, so please vote now.

We appreciate your continuing loyalty and support.

                                                    Sincerely,

                                                   /s/ Raymond D. Smoot, Jr.
                                                    Raymond D. Smoot, Jr.
                                                    Chairman of the Board of Directors

                                                   /s/ O.R. Barham, Jr.
                                                    O. R. Barham, Jr.
                                                    President and Chief Executive Officer

590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911

NOTICE OF 2012 ANNUAL MEETING OF SHAREHOLDERS
Date:	Tuesday, May 15, 2012

Time:	10:00 a.m., Eastern Time

Place:	Doubletree Hotel
990 Hilton Heights Road
Charlottesville, Virginia 22901

The 2012 Annual Meeting of Shareholders of StellarOne Corporation (StellarOne) will be held as indicated above for the purpose of considering the following:

(1)	The election of ten (10) director nominees to serve one-year terms as directors, in each case until a successor is duly elected and qualified;

(2)	The approval, in an advisory (non-binding) vote, of the executive compensation disclosed in this proxy statement;

(3)	The frequency of the advisory (non-binding) vote on executive compensation;

(4)	The ratification of the appointment of Grant Thornton LLP as StellarOne’s independent registered public accounting firm for the year ending December 31, 2012;

(5)	The approval of the StellarOne Stock and Incentive Compensation Plan; and

(6)	Such other business as may properly come before the annual meeting.

Enclosed is a proxy card, proxy statement, and the 2011 Annual Report on Form 10-K. Only holders of record of StellarOne’s common stock as of the close of business on March 15, 2012 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

Please complete the proxy card and mail it in the enclosed envelope. You may also choose to vote your shares by phone or online, as explained on the proxy card. If you attend the annual meeting, you may withdraw your proxy and vote in person.

                                                    By Order of the Board of Directors,

                                                   /s/ Lee A. McNemar-Kerns
                                                    Lee A. McNemar-Kerns
                                                    Corporate Secretary

Charlottesville, Virginia
March 30, 2012

WHETHER YOU OWN A FEW SHARES OR MANY, YOUR VOTE IS VERY IMPORTANT.  PLEASE VOTE YOUR SHARES BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD OR VOTING YOUR SHARES ELECTRONICALLY, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING.

STELLARONE CORPORATION
PROXY STATEMENT

General Information

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (Board) of StellarOne Corporation (StellarOne) to be used at the 2012 Annual Meeting of Shareholders to be held on Tuesday, May 15, 2012, at 10:00 a.m., at the Doubletree Hotel, 990 Hilton Heights Road, Charlottesville, Virginia. The notice of annual meeting, the proxy card, and this proxy statement are being first mailed on or about March 30, 2012, to shareholders of record of StellarOne Corporation common stock as of the close of business on March 15, 2012.

Who Can Vote

You can vote at the annual meeting if you owned shares of StellarOne common stock, par value $1.00 per share, as of the close of business on March 15, 2012 (Record Date). Each share of common stock is entitled to one vote. The number of shares outstanding on the Record Date was approximately 23,080,572.  When you give StellarOne your proxy, you authorize StellarOne to vote your shares per your instructions whether or not you attend the annual meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting.

Executing Your Right to Vote

By completing and returning the enclosed proxy card in time to be voted at the annual meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. Signed but unmarked proxies will be voted on all business matters as recommended by the Board.  Abstentions, withheld votes (with respect to the election of directors) and shares held by banks, brokers or other nominees in street name (broker shares) that are voted on any matter are included in the quorum. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

The Board does not know of any other matters that are to come before the annual meeting except for incidental, procedural matters. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters as determined by a majority of the Board.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by StellarOne. In addition to the solicitation of proxies by mail, StellarOne also may solicit proxies through its directors, officers, and employees. StellarOne also will request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Phone and Internet Voting

StellarOne is pleased to offer its shareholders the convenience of voting by phone or online. Please check your proxy card for instructions. Please be aware that if you vote your shares by phone or online, you may incur costs or charges from your phone service or Internet access provider for which you are responsible.

Changing Your Vote

Your presence at the annual meeting will not automatically revoke your proxy. However, you may revoke a proxy at any time prior to its exercise by (1) filing a written notice of revocation with Lee A. McNemar-Kerns, Corporate Secretary, (2) submitting to StellarOne a duly executed proxy bearing a later date or (3) attending the annual meeting and casting a ballot in person.

Delivery of Proxy Materials for the Annual Meeting

StellarOne takes advantage of the householding rules of the Securities and Exchange Commission (SEC) that permit the delivery of one set of the proxy materials to shareholders who have the same address, to conserve resources and achieve the benefit of reduced printing and mailing costs. Shareholders residing at a shared address will continue to receive separate proxy cards. If you wish to receive a separate set of materials, please write or call as specified below and StellarOne will promptly mail it to you at no charge. If a bank, broker or other nominee holds your shares, please contact your bank, broker or nominee directly.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This proxy statement and StellarOne’s Annual Report on Form 10-K for the year ended December 31, 2011 may be viewed at: http://www.StellarOne.com under “Investor Relations,” “SEC Filings & Other Documents.”

PROPOSAL I:  Election of Directors

Shareholders at the 2010 annual meeting approved an amendment to StellarOne’s articles of incorporation to permit action to declassify the Board. As a result, StellarOne began phasing in the annual election of directors at the 2011 annual meeting, and all directors will be subject to annual election beginning in 2013.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF
THE NOMINEES NAMED BELOW AS A DIRECTOR OF STELLARONE.

Information Regarding Nominees and Directors Continuing in Office

The following table sets forth certain information about the ten nominees for election. Each has given consent to be nominated and has agreed to serve if elected. If any person nominated by the Board is unable to accept election, an event the Board does not anticipate, the proxies will be voted for the remaining nominees and such other person or persons as the present Board may designate. In the alternative, the Board may reduce the number of nominees for whom the proxies will be voted.

The following table also sets forth information concerning the directors continuing in office. Each director listed has held his or her current occupation for at least five years.

Nominees for Director - Terms to Expire at the 2012 Annual Meeting:

Name of Director	Age	Principal Occupation and Employer	Board Member Since (1)	Current Term Expires
Glen C. Combs	65	Retired. Former Vice President of Acosta Sales, a sales, marketing, and service company for grocery retailers.	1987	2012
Beverley E. Dalton	63	Owner of English Construction Company in Lynchburg, Virginia.	2002	2012
Gregory L. Fisher	62	President and Owner of Eddins Ford, Inc., an automobile dealership in Madison, Virginia.	1992	2012
Christopher M. Hallberg	62	President and Owner of Hallberg and O’Malley Financial Group, a financial services advisory firm in Fredericksburg, Virginia.	1988	2012
Jan S. Hoover	55	President of Arehart Associates, Ltd., an accounting services and financial consulting company in Waynesboro, Virginia.	1995	2012
Steven D. Irvin	53	Senior Vice President and Director of Sales for Bankers Insurance LLC, headquartered in Richmond, Virginia.	1999	2012
Alan W. Myers	61	Retired. Former Senior Vice President for Omni Services, Inc., a holding company for several subsidiaries, including companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments.	1998	2012
H. Wayne Parrish	68	Retired. Former Owner of Parrish Appraisal Services and President of Allman’s Bar-BQ, Inc. in Fredericksburg, Virginia, Vice Chairman of the StellarOne Corporation Board.	1988	2012
Raymond D. Smoot, Jr.	65	Chief Executive Officer of Virginia Tech Foundation, Inc. in Blacksburg, Virginia, Chairman of StellarOne Corporation Board.	1998	2012
Charles W. Steger	64	President of Virginia Polytechnic Institute and State University.	2000	2012

Directors Continuing in Office - Terms to Expire at the 2013 Annual Meeting:

Name of Director	Age	Principal Occupation and Employer	Board Member Since (1)	Current Term Expires

Lee S. Baker	61	President and Manager of Staunton Tractor, Inc., specializing in construction equipment sales and rental, in Staunton, Virginia.	1984	2013
O. R. Barham, Jr. (2)	61	President and Chief Executive Officer of StellarOne Corporation.	1996	2013
P. William Moore, Jr. (3)	70	Chairman of Moore Brothers Co., Inc., a real estate investment and management company, located in Staunton, Virginia.	2001	2012
Joe J. Thompson	69	Chairman of Thompson Tire Co., Inc., an automotive services company headquartered in Christiansburg, Virginia.	1998	2013
Keith L. Wampler	54	Managing Partner of PBGH, LLP, Certified Public Accountants, in Fredericksburg, Virginia.	2004	2013

(1)	The length of service of each Board member includes time as a director of any legacy holding company or bank that ultimately constitutes StellarOne.
(2)	O. R. Barham, Jr. will retire from the Board and from the position of President and Chief Executive Officer of StellarOne Corporation and StellarOne Bank effective December 31, 2013.
(3)	P. William Moore, Jr. will retire from the Board effective May 15, 2012.

Corporate Governance and Other Matters

Codes of Conduct

The Board oversees the business affairs and strategic direction of StellarOne and StellarOne Bank (Subsidiary Bank). The Board believes that strong corporate governance practices are a critical element of doing business, and remains committed to setting a tone of the highest ethical standards and performance.

To that end, StellarOne has adopted a Code of Conduct applicable to all officers and employees that sets forth the legal and ethical standards that govern the conduct of business performed by StellarOne and the Subsidiary Bank. The Audit and Compliance Committee implements the Code of Conduct and related policies. In addition, the Audit and Compliance Committee has approved a Code of Ethics that, along with the Code of Conduct, applies to the Chief Executive Officer, the Chief Financial Officer, and the Chief Operating Officer. Finally, the Governance and Nominating Committee oversees a Board of Directors Code of Professional Conduct applicable to all directors of StellarOne and the Subsidiary Bank. These governing documents comply with the standards for codes of ethics established pursuant to Section 406 of the Sarbanes-Oxley Act of 2002, related SEC regulations, and the listing standards of the NASDAQ Stock Market.

More information about corporate governance, including the Code of Conduct, the Code of Ethics, the Board of Directors Code of Professional Conduct, and Board Committee charters, may be found on StellarOne’s investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.”

Certain Relationships and Related Transactions

All directors and employees who have or whose immediate family members have any direct or indirect financial or other participation in any business that competes with, supplies goods or services to or is a customer of StellarOne or the Subsidiary Bank, are required to disclose such relationship prior to transacting such business. StellarOne directors and employees are expected to make reasoned and impartial decisions in the workplace. As a result, approval of the business is denied if a director’s or employee’s interest in such business could influence decisions relative to StellarOne’s business or have the potential to adversely affect that business or the objective performance of the director’s function or employee’s work.

As of December 31, 2011, borrowings from the Subsidiary Bank by all policy-making officers, directors, their immediate families, and affiliated companies in which they are shareholders amounted to approximately $3.4 million. This amount represented 0.82% of total equity capital and 0.12% of total assets as of December 31, 2011. These loans were made in the ordinary course of business and on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve greater than normal risks of collectability. StellarOne expects the Subsidiary Bank to have similar banking transactions with directors, officers, principal shareholders and their associates in the future.

In 2011, in the normal course of business, StellarOne paid to Bankers Insurance, LLC, premiums for property and casualty, bond, and director and officer insurance coverage. Bankers Insurance, LLC, is a full-service, independent insurance agency headquartered in Richmond, Virginia, that is owned by a consortium of 33 community banks, including StellarOne’s Subsidiary Bank. The Subsidiary Bank held a 14.5% membership interest in Bankers Insurance as of December 31, 2011. In fiscal year 2011 StellarOne paid insurance premiums of $882 thousand to Bankers Insurance, LLC and received a distribution totaling $40 thousand from Bankers Insurance, LLC. Steven D. Irvin, a StellarOne director, is a Senior Vice President and the Director of Sales for Bankers Insurance, LLC.

Director Independence

The Board complies with the independence requirements for the Board and Board Committees established by the NASDAQ Stock Market and federal securities and banking laws. The Board has affirmatively determined that all directors other than O. R. Barham, Jr. are independent under the listing standards of the NASDAQ Stock Market. Those independent directors are:  Lee. S. Baker, Glen C. Combs, Beverley E. Dalton, Gregory L. Fisher, Christopher M. Hallberg, Jan S. Hoover, Steven D. Irvin, P. William Moore, Jr., Alan W. Myers, H. Wayne Parrish, Raymond D. Smoot, Jr., Charles W. Steger, Joe J. Thompson, and Keith L. Wampler.

Board Leadership

The positions of Chairman of the Board and President and Chief Executive Officer of StellarOne are held by separate persons due to the distinct and time-consuming natures of these roles. The principal role of the President and Chief Executive Officer is to manage the business of the company in a safe, sound, and profitable manner. The role of the Board, including the Chairman, is to provide independent oversight of the President and Chief Executive Officer, to oversee the business and affairs of the company for the benefit of its shareholders, and to balance the interests of StellarOne’s diverse constituencies including shareholders, customers, employees, and communities.

Board’s Role in Risk Oversight

The Board oversees risk management to be reasonably certain that StellarOne’s risk management policies, procedures, and practices are consistent with corporate strategy and appropriately functioning.

The Board performs its risk oversight in several ways. The Board establishes standards for risk management by approving policies that address and mitigate StellarOne’s most material risks. These include policies addressing credit risk, interest rate risk, capital risk, and liquidity risk, as well as Bank Secrecy Act/Anti-Money-Laundering compliance. The Board also monitors, reviews, and reacts to risk through various reports presented by management, internal and external auditors, and regulatory examiners.

The Board conducts certain risk oversight activities through its committees with direct oversight over specific functional areas. The risk oversight activities of the Audit and Compliance, Credit and Enterprise Risk, Governance and Nominating, and Personnel and Compensation Committees are described in the “Board Committees” section of this proxy statement, below; in the “Compensation Discussion and Analysis” section, beginning on page 12; and in the “Principal Accountant, Fees, and Services” section, beginning on page 24. These committees are all comprised exclusively of independent directors.

The Board is empowered to create additional standing and ad hoc committees to facilitate regular monitoring and deeper analysis of matters that may arise from time to time. The Board also meets regularly in executive session to discuss a variety of topics, including risk, without members of management present.

In the foregoing ways, the full Board is able to monitor StellarOne’s risk profile and risk management activities on an ongoing basis.

Board Committees

The Board has the following standing committees: Audit and Compliance, Credit and Enterprise Risk, Executive, Personnel and Compensation, and Governance and Nominating. The functions, composition, and number of meetings of these committees in 2011 are set forth below.
2011 Board Committees

Name of Director	Audit and Compliance	Credit and Enterprise Risk	Executive	Personnel and Compensation	Governance and Nominating

Lee S. Baker	X
O. R. Barham, Jr.			X
Glen C. Combs			X	X*	X
Beverley E. Dalton			X	X
Gregory L. Fisher	X		X		X*
Christopher M. Hallberg		X
Jan S. Hoover	X*		X		X
Steven D. Irvin	X			X
P. William Moore, Jr.		X			X
Alan W. Myers		X
H. Wayne Parrish				X
Raymond D. Smoot, Jr.			X*
Charles W. Steger			X
Joe J. Thompson		X*	X		X
Keith L. Wampler		X

Number of Meetings Fiscal 2011	4	12	1	11	2

X = Committee member; * = Committee chair

•	Audit and Compliance Committee

The Audit and Compliance Committee is appointed by the Board to assist in monitoring the integrity of the financial statements and of financial reporting. The purpose of the committee is to monitor the proper operation of internal and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002, compliance with legal and regulatory requirements, the performance of the internal audit function, and the independence, qualifications, and performance of the independent registered public accountants.

The Board has determined that the members of the committee meet all applicable requirements of the NASDAQ Stock Market and federal securities and banking laws for independence and for financial, accounting or related expertise. The Board has also determined that Jan S. Hoover, Chair of the Audit and Compliance Committee, and Steven D. Irvin, Audit and Compliance Committee member, are “audit committee financial experts” as defined by the regulations of the SEC.

The Audit and Compliance Committee operates according to a written charter adopted by the Board, which is available on the investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.” The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.

•	Credit and Enterprise Risk Committee

The Credit and Enterprise Risk Committee assists the Board in the oversight of policies, procedures, and practices to minimize exposure to unreasonable and unnecessary risk in credit-related business activities and the broader corporate enterprise. The committee is comprised of members who satisfy the independence requirements of the NASDAQ Stock Market.

The principal responsibilities of the Credit and Enterprise Risk Committee are (1) to review and approve all credit-related activities that are required by law or regulation to be approved by the Board and (2) to review and assess StellarOne’s risk profile in the context of non-credit or enterprise risk, such as operational, regulatory, balance sheet management, capital, liquidity, interest rate, business strategy, reputation, and market risk.

The Credit and Enterprise Risk Committee operates according to a written charter adopted by the Board, which is available on the investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.” The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.

•	Executive Committee

The Executive Committee is appointed by the Board to handle strategic and operational responsibilities that may be delegated by the Board from time to time.

•	Personnel and Compensation Committee

The Personnel and Compensation Committee is comprised of members who satisfy the independence requirements of the NASDAQ Stock Market applicable to compensation committees. The committee (1) reviews compensation plans, policies, and programs for StellarOne and the Subsidiary Bank, (2) evaluates and makes recommendations to the Board regarding compensation of the President and Chief Executive Officer and other executive officers, and (3) evaluates and makes recommendations regarding the compensation of StellarOne and Subsidiary Bank directors, including their compensation for service on board committees. The committee also assists in preparing the annual Personnel and Compensation Committee report required by the SEC’s proxy rules, which accompanies this proxy statement.

The Personnel and Compensation Committee operates according to a written charter adopted by the Board, which is available on the investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.” The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.

Personnel and Compensation Committee Interlocks and Insider Participation

No member of the Board’s Personnel and Compensation Committee serves or has served as an officer or employee of StellarOne or the Subsidiary Bank. No member of the Board’s Personnel and Compensation Committee has participated in StellarOne’s employee benefit plans or was at any time within one year prior to his appointment eligible to participate in such plans.

•	Governance and Nominating Committee

The Governance and Nominating Committee evaluates and nominates director candidates for election or reelection by shareholders. The committee identifies director nominees through a combination of referrals, from management, existing Board members, and shareholders, and direct solicitations, where warranted. Once a potential candidate has been identified, the committee reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to nominate the individual to stand for election to the Board. The committee may request references and additional information from a candidate prior to reaching a conclusion.

The Governance and Nominating Committee monitors the size and composition of the Board to ensure that the Board has the requisite experience and that its membership is sufficiently diverse. Among the factors that the committee considers when evaluating proposed nominees are independence, financial literacy, business experience, character, judgment, and strategic vision. Other considerations include experience in capital markets and mergers and acquisitions.

In addition to fulfilling the above criteria, each director and director nominee brings a strong and unique background and set of skills to the Board, providing the Board as a whole competence and experience in a wide variety of areas. Set forth below is additional information regarding the specific experience and skills of each director and director nominee that are relevant to their service as a StellarOne director.

The Governance and Nominating Committee operates according to a written charter adopted by the Board, which is available on the investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.” The committee reviews and reassesses its charter annually and recommends any changes to the Board for approval.

Mr. Baker is the President and Manager of Staunton Tractor, Inc., a construction machinery sales and rental business. He has also served for 28 years as a bank director and, since its inception in 1993, as a director of Countryside Holding Company, Inc. The primary focus of that company is land development, as well as long-term residential and commercial real estate investment.

Mr. Barham has been a career banker for over 30 years, beginning in line positions and advancing to managerial responsibilities. Mr. Barham has served as President and Chief Executive Officer of legacy StellarOne companies since 1997. During that time, he facilitated four acquisitions and mergers of financial institutions that ultimately constitute StellarOne.  The company has recently announced that Mr. Barham will retire from the Board and from the position of President and Chief Executive Officer of StellarOne Corporation and StellarOne Bank effective December 31, 2013.

Mr. Combs was President of M&M Brokerage, a food brokerage company. He led his company through several mergers and a successful sale process (to Acosta Sales). Mr. Combs serves on the boards of several non-profit organizations in the Roanoke, Virginia market, and as compensation committee chairman for Friendship Manor, the largest nursing home in Virginia. He also serves on the corporate governance and nominating committee for Petroleum Marketers, a large distributor of petroleum products in Virginia.

Ms. Dalton is an owner and a member of the management team of English Construction and its subsidiaries. English Construction is a diversified heavy construction services provider in the Mid-Atlantic region. Ms. Dalton is an elected member of the Town Council in Altavista, Virginia, serving her second four-year term. She also serves on the Board of Visitors of Virginia Polytechnic Institute and State University as well as the boards of The Corporation for Thomas Jefferson’s Poplar Forest and The Virginia Historical Society.

Mr. Fisher has nearly 40 years of experience as General Manager and President of a new car dealership in Madison, Virginia. Under his management, the dealership has in some years exceeded $20 million in annual sales. Mr. Fisher has served on the Virginia Student Aid Foundation Board of the University of Virginia, which is responsible for raising and managing millions of dollars each year. He has also served multiple three-year terms on the Washington Area Ford Dealer Advertising Fund Board, which manages an advertising budget of millions of dollars each month.

Mr. Hallberg was the founder of a legacy StellarOne bank and served on its board, as well as two other predecessor bank holding company boards prior to their merger into StellarOne. In addition to over 40 years in the investment and financial planning business, Mr. Hallberg has over 30 years of experience owning and managing commercial real estate valued at over $50 million.

Ms. Hoover, CPA, owns a public accounting firm in Waynesboro, Virginia. She has over 30 years of experience in providing auditing, accounting, income taxation, and consulting services. In addition to the business development responsibilities she shares as co-owner of the firm, Ms. Hoover is responsible for the firm’s system of internal quality control. Ms. Hoover qualifies as an audit committee financial expert under SEC regulations.

Mr. Irvin is a Senior Vice President and the Director of Sales for Bankers Insurance, LLC. Bankers Insurance is owned by a consortium of 33 community banks, and Mr. Irvin manages a sales force of over 55 agents in 13 offices. He has been in the insurance business for over 30 years and holds the Chartered Life Underwriter, Chartered Financial Consultant, and Certified Insurance Counselor industry designations. Mr. Irvin qualifies as an audit committee financial expert under SEC regulations.

Mr. Moore has a background of over 40 years in construction, commercial property development, and financial management. For 33 years, he was the Chief Executive Officer of Moore Brothers Co. Inc., a bridge and highway construction firm doing business in Virginia and the Central-Atlantic region. Now retired, Mr. Moore serves on the boards of Cadence Inc., a manufacturer of industrial and medical supplies based in Staunton, Virginia, and S. L. Williamson, Inc., an asphalt paving contractor in Charlottesville, Virginia.

Mr. Myers was a Senior Vice President for a large, privately-held company headquartered in Culpeper, Virginia. Omni Services, Inc. operated several subsidiary companies engaged in textile rental, restroom services, first aid supply distribution, and catalog sales of work garments, with 55 locations in 22 states. Mr. Myers has extensive experience in setting and achieving operating company budgets, identifying and completing mergers, negotiating large procurement contracts, and garment manufacturing and distribution. He has also worked as an independent consultant in strategic planning and business plan development for various non-profit organizations, small businesses, and community banks. Mr. Myers chaired the board of a legacy StellarOne bank.

Mr. Parrish has 44 years of experience in the financial services industry, including senior management positions at two Virginia banks. He was a founding director of a legacy StellarOne bank, and past president and founding director of Rappahannock Economic Development Corporation. Mr. Parrish has retired from investment in and management of restaurant, real estate appraisal, and real estate development/leasing operations.

Dr. Smoot is Chief Executive Officer and Secretary/Treasurer of the Virginia Tech Foundation, Inc., which has more than $1 billion in assets under management. He also serves as a director and member of the audit committee of RGC Resources, a publicly traded diversified energy company, and is a member of the executive committee and chairman of the investment committee of Carilion Clinic, a comprehensive health care organization in western Virginia. Dr. Smoot serves on the investment advisory committee of Harbert Venture Partners and the NEWVA investment fund, and is chairman of the Virginia Tech Corporate Research Center. For seven years, Dr. Smoot chaired the board of a legacy StellarOne bank. He continues to chair the Subsidiary Bank board and was appointed to chair the StellarOne Board in March 2010.

Dr. Steger is the Chief Executive Officer and President of Virginia Polytechnic Institute and State University, a state-assisted, public university with an annual budget exceeding $1 billion. He has guided the university through several rounds of budget cuts in funding from the state while at the same time building the research capacity of the university and increasing annual research expenditures by 300 percent during his tenure as president and chief executive officer. He also serves on the board of directors and the executive and finance committees of the Virginia Tech Foundation, Inc.

Mr. Thompson founded and manages Thompson Tire Company, Inc. He led this company from one store in 1968 to eight profit centers serving western Virginia. Mr. Thompson and his wife recently founded a public service coalition whose mission is to create a culture of good dental and oral health in the New River Valley of Virginia.

Mr. Wampler, CPA, CVA, serves as managing partner of a regional public accounting firm. He is responsible for the executive management, strategic planning, and marketing of the firm. He provides financial and tax consulting services to closely-held, middle-market companies. Mr. Wampler also has extensive experience in business valuation and litigation support activities. Recently, he was instrumental in the formation of a consulting firm specializing in forensic accounting and financial fraud investigations.

Shareholder Nominees

While there are no formal procedures for shareholders to submit director recommendations, the Governance and Nominating Committee will consider candidates recommended by shareholders in writing. Such written submissions should include the name, address, and telephone number of the recommended candidate, along with a brief statement of the candidate’s qualifications to serve as a director. All such shareholder recommendations should be submitted to the attention of the Governance and Nominating Committee of the Board of Directors, StellarOne Corporation, 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911 and must be received by November 30, 2012 in order to be considered by the committee for the next annual election of directors. Any candidates recommended by a shareholder will be reviewed and considered in the same manner as all other director candidates considered by the Governance and Nominating Committee based on the qualifications described above. The committee is under no obligation to formally respond to recommendations although, as a matter of practice, every effort is made to do so. The Governance and Nominating Committee received no shareholder nominations of directors for the 2012 Annual Meeting of Shareholders.

In addition, in accordance with StellarOne Corporation’s bylaws, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as director(s) at an annual meeting if the shareholder gives written notice of his or her intent to make such nomination either by personal delivery or mail to the Corporate Secretary of StellarOne Corporation no less than 120 days prior to the first anniversary of the initial notice given to shareholders of record for the previous annual meeting. If the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, such notice shall be required to be given not less than 90 days nor more than 120 days prior to the date set for such meeting of shareholders.

Each notice of a shareholder’s intention to make a nomination must set forth (a) the name and address of the shareholder who intends to make the nomination, and the name and address of the person to be nominated; (b) a representation that the shareholder is the owner of StellarOne Corporation stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee for director and any other person(s) pursuant to the nomination; (d) such other information regarding the nominee proposed by the shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (e) the written consent of each nominee to serve as a director if so elected. These requirements are more fully described in Article III, Section 16 of StellarOne Corporation’s bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Corporate Secretary. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing requirements.

Executive Sessions

The Board expects to hold executive sessions of independent directors at each Board meeting but, in any event, holds them at Board meetings at least two times per year. At least one executive session is held for the purpose of evaluating the President and Chief Executive Officer. Any independent director can request that an executive session be scheduled.

Director Attendance at Meetings

It is the belief of the Board that directors should attend all scheduled Board and committee meetings (in person or by means of an electronic conference arrangement), as well as the annual meetings of shareholders. It is Board policy that directors must attend at least 75% of scheduled Board and committee meetings to be candidates for re-nomination, although the Governance and Nominating Committee may make exceptions to this requirement for extenuating circumstances. In 2011, the Board held 13 meetings. The numbers of committee meetings in 2011 are reflected in the table of 2011 Board Committees. Each director attended at least 75% of the meetings of the Board and the meetings of the committees on which he or she served in 2011.

Director Compensation

Non-employee directors of StellarOne generally receive an annual cash retainer of $18,000. However, Dr. Smoot receives an annual cash retainer of $40,000 as Board Chair.

Non-employee directors also receive an annual restricted stock award equal to $12,000 in value on the date of grant and are eligible to receive stock options under StellarOne’s Stock Incentive Plan. No stock options were awarded to non-employee directors in 2011.

Board committee chairs receive $1,000 for in-person attendance at committee meetings and $600 for attendance by means of an electronic conference arrangement. The committee member attendance fee is $500 for in-person attendance and $300 for attendance by means of an electronic conference arrangement.

StellarOne has a nonqualified Directors Deferred Compensation Plan. This plan allows for the deferral of pre-tax income associated with the payment of cash director fees. Directors may elect to defer all or a portion of their annual director fees under this plan. If so elected, monthly board fees are contributed directly to a trust with various investment options, and are held until such time as the director is entitled to receive a distribution.

The following table provides compensation information for the year ended December 31, 2011 for each non-employee director.

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Lee S. Baker	$21,500	$12,010	$-	$113	$33,623
H. C. Stuart Cochran (6)	9,500	-	-	34	9,534
Glen C. Combs	27,500	12,010	-	113	39,623
Beverley E. Dalton	25,300	12,010	-	113	37,423
Gregory L. Fisher	24,500	12,010	62	113	36,685
Christopher M. Hallberg	24,400	12,010	-	113	36,523
F. Courtney Hoge (6)	7,500	-	-	33	7,533
Jan S. Hoover	22,000	12,010	-	113	34,123
Steven D. Irvin	24,100	12,010	-	113	36,223
P. William Moore, Jr.	23,300	12,010	-	113	35,423
Alan W. Myers	28,100	12,010	(2,526)	113	37,697
H. Wayne Parrish	27,100	12,010	(51)	113	39,172
Raymond D. Smoot, Jr.	41,500	12,010	-	113	53,623
Charles W. Steger	19,500	12,010	-	113	31,623
Joe J. Thompson	28,600	12,010	-	113	40,723
Keith L. Wampler	22,800	12,010	4,522	113	39,445

(1)	Compensation for O. R. Barham, Jr., the President and Chief Executive Officer, is included in the Summary Compensation Table on page 19.
(2)	Includes fees earned and deferred under the nonqualified Director Deferred Compensation Plan previously described.
(3)	The directors of StellarOne were awarded shares of restricted stock in May 2011 that vested in April 2012.
(4)	Investment gains and losses under the nonqualified Director Deferred Compensation Plan.
(5)	All other compensation includes cash dividends paid prior to vesting on shares of restricted stock awarded.
(6)	Includes compensation for service as a StellarOne director through April 2011, prior to departure from the Board.

Communication with the Board

Individuals may communicate with the Board of Directors by submitting an email to the Director of Internal Audit, who reports directly to the Audit and Compliance Committee of the Board, at THarrison@StellarOne.com. The Director of Internal Audit, at her discretion, will forward communications to the Board (or director thereof), a specific committee or to management. The Director of Internal Audit maintains a log of communications that is reviewed by the Audit and Compliance Committee of the Board as needed.

Stock Ownership of Certain Beneficial Owners

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as of December 31, 2011, the only persons known by StellarOne to be beneficial owners of more than 5% of StellarOne Corporation common stock were as follows:

Name and Address of Beneficial Owner	Shares of StellarOne Common Stock		Percent of Class

Blackrock, Inc.	1,337,496	(1)	5.81%
40 East 52nd Street
New York, New York 10022
Dimensional Fund Advisors LP	1,409,238	(2)	6.13%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Heartland Advisors, Inc.	1,662,885	(3)	7.20%
789 North Water Street
Milwaukee, Wisconsin 53202

(1)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 8, 2012 by Blackrock, Inc. and subsidiaries, which reported sole voting and dispositive power.

(2)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2012 by Dimensional Fund Advisors LP, which reported sole voting power over 1,368,941 shares and sole dispositive power over 1,409,238.

(3)
This information is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2012 by Heartland Advisors, Inc., which reported shared voting and dispositive power with William J. Nasgovitz, president and control person of Heartland Advisors, Inc.  The Heartland Value Plus Fund owns 1,625,000 shares or 7.1% of the StellarOne common stock held by Heartland Advisors, Inc.  The remaining StellarOne shares are owned by various other accounts managed by Heartland Advisors, Inc., on a discretionary basis.

Stock Ownership of Directors and Executive Officers

The following table sets forth certain information as of March 15, 2012 about the shares of common stock beneficially owned by each director and director nominee, by all directors and executive officers as a group, and by the following executive officers of StellarOne Corporation and the Subsidiary Bank: O. R. Barham, Jr. and Jeffrey W. Farrar (Named Executive Officers).   No director, director nominee, or executive officer owned more than 1% of the common stock outstanding as of March 15, 2012.  As a group, the directors and executive officers owned 2.23% of the common stock outstanding as of such date.

The Board adopted a Stock Ownership Policy that requires all current directors, including the President and Chief Executive Officer, to acquire (within three years of the policy effective date) and retain a minimum of 5,000 shares of StellarOne common stock. The policy requires all other current Named Executive Officers to acquire and retain a minimum of 2,500 shares of StellarOne common stock. Directors elected in future will have three years from May 1 of the year of their appointment, and Named Executive Officers hired in future will have three years beginning January 1 of the year following their hiring, to accumulate the minimum number of shares. The Stock Ownership Policy is available on the investor relations website at http://www.StellarOne.com under “Investor Relations,” “Governance Documents.”

	Number of Shares Owned (excluding options and restricted stock) (1) (2)		Shares of Restricted Stock (3)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total

Lee S. Baker	34,313	(4)	1,005	-	35,318
O. R. Barham, Jr.	25,163		26,531	92,428	144,122
Glen C. Combs	34,804	(5)	1,005	3,285	39,094
Beverley E. Dalton	5,573		1,005	7,089	13,667
Jeffrey W. Farrar	16,309		12,122	32,907	61,338
Gregory L. Fisher	7,616		1,005	-	8,621
Christopher M. Hallberg	20,071	(6)	1,005	-	21,076
Jan S. Hoover	6,199		1,005	-	7,204
Steven D. Irvin	21,638	(7)	1,005	7,089	29,732
P. William Moore, Jr.	17,963	(8) (9)	1,005	-	18,968
Alan W. Myers	15,243		1,005	-	16,248
H. Wayne Parrish	26,895		1,005	-	27,900
Raymond D. Smoot, Jr.	20,139		1,005	6,138	27,282
Charles W. Steger	6,698		1,005	7,089	14,792
Joe J. Thompson	34,505	(10)	1,005	6,138	41,648
Keith L. Wampler	5,752		1,005	-	6,757
All directors and executive officers as a group (16) persons	298,881		52,723	162,163	513,767

(1)
Under SEC rules, an individual is considered to “beneficially own” any share of common stock for which he or she, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power (which includes the power to vote or to direct the voting of such security) and/or investment power (which includes the power to dispose of or to direct the disposition of such security).

(2)	Only whole shares are included in the table. Fractional shares that may arise from dividend reinvestment plan participation are not shown.
(3)	Includes stock options exercisable on the record date and within 60 days thereafter.
(4)	Includes 25,788 shares registered in the name of Staunton Tractor, Inc., of which Mr. Baker is the President and Manager.
(5)	Includes 10,039 shares held by Mr. Combs’ spouse in an individual retirement account (IRA).
(6)	Includes 620 shares registered in Mr. Hallberg’s spouse’s name.
(7)	Includes 2,984 shares held by Mr. Irvin’s spouse in an IRA and 416 shares held for the benefit of Mr. Irvin’s son in accordance with the Virginia Uniform Transfer to Minors Act.
(8)
Includes 1,200 shares registered in Mr. Moore’s spouse’s name, as to which shares Mr. Moore disclaims beneficial ownership, and 5,250 shares registered in the name of Moore Brothers Company Incorporated, of which Mr. Moore is President.

(9)
Mr. Moore is a trustee of P. W. Moore Trust U/A, which owns 2% of the voting common stock and 100% of the nonvoting common stock of Mocomp, Inc. (Mocomp), which, in turn, owns 61,035 shares of StellarOne’s common stock. Mr. Moore also is one of five directors of Mocomp. Mr. Moore refrains from voting as a Mocomp director on any matter relating to StellarOne. Mr. Moore disclaims beneficial ownership of the shares of StellarOne common stock held directly by Mocomp and indirectly by P. W. Moore Trust U/A, and none of those shares are reflected in this table.

(10)	Includes 3,015 shares held by Mr. Thompson’s spouse in an IRA and 159 shares registered in Mr. Thompson's spouse's name.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, directors and executive officers are required to file reports with the SEC indicating their holdings of and transactions in StellarOne’s equity securities. Based solely on a review of the copies of such reports and written representations that no other reports were required, the company believes that its directors and executive officers complied with all filing requirements under Section 16(a) during its fiscal year ended December 31, 2011 with the exception that Director Steven D. Irvin filed one late Form 4 reporting one transaction.

Securities Trading Policy

StellarOne’s policy against insider trading (Policy Statement) applies to all employees as it relates to the use of material inside information to trade in StellarOne stock. The Policy Statement covers all persons required to file Section 16 reports with respect to their transactions in StellarOne stock, as well as all senior officers and Subsidiary Bank directors (Covered Persons). Covered Persons are also responsible for ensuring that their spouses and other family members residing in their households also adhere to the requirements of the Policy Statement.

Under the terms of the Policy Statement, Covered Persons and employees who are aware of any material non-public information regarding StellarOne or any other company shall not trade directly or indirectly in those securities or disclose information to other persons likely to trade in those securities. Covered Persons and employees must also refrain from recommending the purchase or sale of StellarOne securities while in possession of material non-public information, and from knowingly assisting anyone who is engaged in any of the activities prohibited by the Policy Statement.

Non-Director Executive Officers

Name	Age	Principal Occupation During Past Five Years

Jeffrey W. Farrar	51	Executive Vice president and Chief Financial Officer; formerly executive Vice President and Chif Financial Officer of Virginia Financial Group, Inc.
Litz H. Van Dyke (1)	48	Executive Vice President and Chief Operating Officer; formerly Executive Vice President and Chief Operating Officer of Virginia Financial Group, Inc.

(1)	Mr. Van Dyke resigned as Executive Vice President and Chief Operating Officer effective January 6, 2012.

Compensation Discussion and Analysis

Overview

The Compensation Discussion and Analysis section describes StellarOne’s philosophy, objectives, processes, and reasons for decisions regarding executive compensation in 2011 and going forward into 2012. For the purpose of this discussion, the information provided is for the Named Executive Officers.

As of January 6, 2012, Litz H. Van Dyke resigned from the position of Chief Operating Officer.  The President and Chief Executive Officer subsequently assigned the duties previously carried out by the former Chief Operating Officer to the Chief Financial Officer and the Chief Risk Officer.

Executive Summary

The Personnel and Compensation Committee (Committee) provides the Named Executive Officers with a competitive compensation opportunity that supports the company’s pay for performance culture and motivates the executives to achieve StellarOne’s business strategies and maximize shareholder value.

StellarOne’s 2011 performance showed improvement on most measures compared to 2010.  In addition, on December 28, 2011 StellarOne redeemed its remaining 22,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (Preferred Stock) it sold to the U.S. Department of the Treasury (Treasury) on December 19, 2008 as part of the Capital Purchase Program (CPP) established by the Treasury under the Emergency Economic Stabilization Act of 2008 (EESA). The Committee took these factors into consideration in its deliberations and determined the following:

•	To increase the base salary of the President and Chief Executive Officer and the Chief Financial Officer in 2012;
•
To grant long-term incentive awards in the form of time vested and performance vested shares of restricted stock to the President and Chief Executive Officer and the Chief Financial Officer in 2012 ; and

•	To provide short-term cash incentives to the President and Chief Executive Officer and the Chief Financial Officer for 2012.

American Recovery and Reinvestment Act of 2009 (ARRA)

On December 19, 2008, StellarOne entered into a letter agreement with the Treasury pursuant to which it issued 30,000 shares of its Preferred Stock in connection with the CPP under Treasury’s Troubled Asset Relief Program (TARP). In accordance with the terms of the letter agreement, StellarOne and the Named Executive Officers amended certain employment agreements and benefit plans and arrangements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the EESA as implemented by any guidance or regulation under Section 111(b) of EESA that was issued and in effect as of the closing date of the transaction. Section 7001 of ARRA amends section 111 of EESA to provide that TARP participants are subject to the “standards established by the Secretary” and directs the Secretary to “require each TARP recipient to meet appropriate standards for executive compensation and corporate governance.”

Under the regulations issued pursuant to EESA found in Title 31 Code of Federal Regulations Part 30, Sections 30.4 and 30.7, in setting 2011 compensation, the Committee reviewed the compensation plans described below with respect to the Named Executive Officers. These plans essentially consisted of the payment of salary with a long-term incentive compensation feature. There was no bonus or other compensation arrangement for a short-term performance factor which, in the review taken by the Committee, would encourage the senior executive officers to take unnecessary and excessive risks to threaten the value of StellarOne. Commensurately, in conjunction with a review by the TARP Compensation Review Committee led by its appointed Senior Risk Officer, the Committee reviewed employee compensation plans generally.  On December 28, 2011, StellarOne redeemed its remaining 22,500 shares of its Preferred Stock it sold to the Treasury on December 19, 2008 as part of the CPP.  As a result, StellarOne is no longer subject to Title 31 of the EESA.  However, the Personnel and Compensation Committee continues oversight of all incentive compensation plans as described below.

Incentive Compensation Oversight

Under the regulations issued pursuant to the Dodd-Frank Act and the guidance provided by the federal banking agencies under the Interagency Guidance on Compensation Risk, the Committee reviews the compensation plans described below with respect to the Named Executive Officers and other employees.  In the estimation of the Committee, and as further described in detail below, the long-term incentive awards are tied to long-term  goals and there is no component to the plans which would encourage the executives to take an unnecessary risk that would be reasonably likely to have a material adverse impact on the company.  The short-term incentive awards are also designed to be balanced in measures, protect the company from unnecessary risk, and provide the Board discretion regarding behaviors and results that are not aligned with the interests of the shareholders.

The Committee has designated an Incentive Compensation Oversight Committee, comprised of members of management and chaired by the Chief Risk Officer, to review and make recommendations on all employee compensation plans prior to implementation and to oversee administration, payouts and awards.  In 2011, selected senior managers of the mortgage and wealth management lines of business participated in company established incentive plans, as did employees in the retail and commercial lines of business.  In each case, the plans included balanced measures, and limited leveraging and risk mitigation features such as clawbacks. All of the aforementioned plans were previously reviewed and approved by the Committee and the TARP Compensation Review Committee.

General Philosophy

StellarOne’s philosophy on compensation is to pay for performance that supports the company’s business strategies and that is in the best interest of the shareholders. StellarOne balances the need to recruit and retain employees who can meet and exceed business goals with the need to motivate and reward short-term and long-term performance. This may be accomplished, depending on employee level; by short-term at-risk cash incentive pay tied to annual financial performance or other measures, and long-term equity pay programs that are aligned with overall company strategy and long-term stock appreciation. StellarOne also targets base salary and benefit programs at competitive market compensation levels that enable the company to attract and retain employees and executive management. Targets for salary, bonus, and equity are reviewed and set as appropriate for each Named Executive Officer by the Committee.  Components of the total compensation program were modified while the company was subject to regulations under EESA. Therefore, the short-term cash incentive component was suspended to reflect the bonus restriction while under ARRA.

Compensation Decision Process

The process by which the Committee makes specific decisions relating to executive compensation includes consideration of the above philosophy, the performance of the company compared to peers and industry standards, regulatory guidance, success in attaining annual and long-term goals and objectives, management of compensation expense, executive officer potential, and individual performance, experience, and contributions.

Roles of the Personnel and Compensation Committee and Management

The Committee approved the compensation of all executive officers, including the Named Executive Officers, for 2011. The Committee reviews the performance and compensation of the President and Chief Executive Officer and requests the President and Chief Executive Officer review and report to the Committee on the performance and compensation of the Chief Financial Officer, within the compensation guidelines provided by the Committee.

With respect to equity compensation awarded to those other than the Named Executive Officers, the Committee grants restricted stock and stock options after considering the recommendations made by the President and Chief Executive Officer. For employment and change-in-control agreements, the Committee has authorized the President and Chief Executive Officer to execute such agreements within the defined parameters that the Committee approved based on the individual position with StellarOne.

With respect to incentive plans for those employees other than the Named Executive Officers, the Committee has delegated the development of those plans to the President and Chief Executive Officer; however the Committee reviews information regarding the plans as recommended by management’s Incentive Compensation Oversight Committee. For StellarOne’s qualified retirement plans available to employees, the Committee reviews recommendations from management in collaboration with outside advisors. The Committee recommends actions to the Board on changes in these qualified plans. These plans include the 401(k) defined contribution plan and the defined benefit pension plan.

The President and Chief Executive Officer is responsible for the development of StellarOne’s strategic plan and annual business plan, which are reviewed and approved in final form by the Board. The President and Chief Executive Officer conducts a self-assessment, which is reviewed annually in conjunction with a Board review of the President and Chief Executive Officer’s performance by the Committee and the Board. Compensation actions related to the President and Chief Executive Officer are decided through deliberation and approval by the Committee.  The President and Chief Executive Officer also provides performance assessments of the Chief Financial Officer to the Committee, and makes compensation recommendations for the Committee’s consideration within guidelines established by the Committee.

The Committee, with the assistance of the Chief Human Capital Officer and an external compensation consultant, develops proposals related to potential changes in executive compensation programs and approves any changes on behalf of the Board. The Committee generally reviews the proposals with management for input. The President and Chief Executive Officer and the Chief Human Capital Officer also present general employee information related to compensation and benefits programs and succession planning to the Committee. Generally, compensation plans that do not include the Named Executive Officers as participants are not presented for approval, and are only presented for informational purposes. The President and Chief Executive Officer, the Chief Human Capital Officer, and the external compensation consultant provide the Committee with data on StellarOne’s operations necessary to evaluate and implement compensation proposals and programs.

Role of the Compensation Consultant

On an annual basis, the Committee retains an independent executive compensation consultant to advise the Committee on matters relating to compensation benchmarking, staying current with regulatory and legal issues related to executive compensation, and designing appropriate compensation programs. The Committee has direct access to the consultant and control over its engagement.

The firm of Pearl Meyer & Partners (PM&P) was initially engaged in 2008 to conduct a review of competitive compensation for the Named Executive Officers and for the Board. PM&P has continued to advise the Committee on the competitiveness of the current Named Executive Officers’ compensation program packages and its obligations under the Named Executive Officers’ contracts.  PM&P is engaged by the Committee and does not provide other services to StellarOne.

Compensation Structure and Elements

StellarOne’s executive compensation program normally consists of four main elements of compensation: base salary, short-term incentive compensation, long-term incentive compensation, and executive benefits and perquisites.

The Committee believes that a certain level of discretion is appropriate in determining the amount of compensation to be paid, the mix of compensation components, and the relationship between compensation levels provided to the President and Chief Executive Officer and the Chief Financial Officer.  While the Named Executive Officers are provided with long-term incentive opportunities as a percentage of their overall compensation, the Committee does not have a formal policy regarding the allocation between cash and non-cash compensation or the allocation of short-term and long-term equity incentive compensation. The Committee also does not have a policy regarding any relative percentage of compensation paid to other Named Executive Officers as compared to that paid to the President and Chief Executive Officer. In making pay determinations, the Committee considers the level and mix of compensation paid to the Named Executive Officers relative to the median of the peer group and survey data, and takes into account the executive’s experience, responsibilities, and performance.

The table below shows the elements of compensation paid to each Named Executive Officer in 2011, as a percentage of total direct compensation (the total of base salary and short-term and long-term incentives). Historically, the Named Executive Officers would have a portion of their compensation tied to annual goals; however, this short-term element of compensation was suspended in 2011 due to bonus restrictions under ARRA.

	Base Salary	Short-Term Incentive Target	Long-Term Incentive Target

President and Chief Executive Officer	67%	N/A	33%
Chief Operating Officer and Chief Financial Officer	74%	N/A	26%

In June 2010, the Committee engaged executive compensation consultant PM&P to perform an updated comparative peer analysis of executive officer and board compensation.  This analysis covered, in detail, information on the positions of the Named Executive Officers. The report included recommendations to the Committee regarding the executive compensation planning process and a comparative peer analysis for each Named Executive Officer’s base salary and short-term and long-term incentive compensation.

The table below displays how the companies in the 2010 peer analysis structured their compensation elements as a percentage of total compensation.

	Median Base Salary	Median Short-Term Cash Target	Median Long-Term Equity Target

President and Chief Executive Officer	53%	21%	26%
Chief Operating Officer and Chief Financial Officer	61%	18%	21%

Two primary data sources were used in the analysis: a Custom Proxy Peer Group – data compiled from 22 publicly traded banks of similar asset size (between $2.3 billion and $5 billion) and region (contiguous states to StellarOne or Mid-Atlantic and Southeast); and Industry Survey Sources – data collected from two survey sources, Towers Watson 2009/2010 Financial Services Survey Suite and the America’s Bankers Association 2009 Compensation and Benefit Survey, using the appropriate scope of asset size and region. The peer organizations generally recruit individuals to fill senior management positions who are similar in skills and background to those StellarOne recruits. In addition, the custom peer group had similar revenue, employee, and branch numbers. The 22 peers were: Pinnacle Financial Partners, Inc., Renasant Corporation, S&T Corporation, Inc., Sun Corporation, Inc.,  Sandy Spring Corporation, Republic Corporation, Inc., Bank of the Ozarks, Inc., Green Bankshares, Inc., Community Trust Corporation, Inc., Simmons First National Corporation,  SCBT Financial Corporation, TowneBank, Home Bancshares, Inc., Lakeland Corporation, Inc., City Holding Company, Virginia Commerce Bancorp, Inc., First Corporation,  Union First Market Bankshares Corporation, Ameris Corporation, Inc., First Community Bankshares, Inc.,  Metro Corporation, Inc., and Farmers Capital Bank Corporation.  Eleven of the 22 peer companies were participants in TARP at the time the survey was produced.

In October 2011, the Committee requested that its consultant, PM&P, update the information provided in the 2010 study in order to determine appropriate compensation levels for 2012.  PM&P conducted a proxy analysis using a peer group of 21 banks; all banks included were the same as those in the 2010 review with the exception of Green Bankshares, Inc., which was acquired. The median total assets of the peer group was $3.3 billion, ranging from $1.9 billion to $4.9 billion (StellarOne’s year end 2010 assets were $2.9 billion). Survey data from the 2010 executive review was updated by PM&P by adjusting the data using an expected 2012 total compensation budget increase of 3% for financial institutions.

The table below displays how the companies in the 2011 survey actually paid their respective compensation elements as a percentage of total compensation.

	Median Base Salary	Median Short-Term Cash	Median Long-Term Equity

President and Chief Executive Officer	70%	9%	21%
Chief Operating Officer	71%	7%	22%
Chief Financial Officer	79%	9%	12%

The following summaries explain, for StellarOne, the role of each compensation element, how decisions were made on each element and the determinations of the Committee on the 2011 and 2012 total compensation of the Named Executive Officers.

Base Salary

StellarOne strives to provide executive management with base salaries that are reasonably competitive with respect to the position, as identified in compensation surveys conducted by its external compensation consultants. Because the company values pay for performance, base salary levels beyond the minimums may be approved subject to documented levels of performance that clearly justify salaries that exceed the market. Actual salaries should reflect performance, contribution, and experience in the role.

The 2010 PM&P peer group study showed that the base salaries of all of the Named Executive Officers were below median when compared to survey data (9% below the 50th percentile). The market or median base salary for a chief executive officer was $425,000. In considering the President and Chief Executive Officer’s base salary for 2011, the Committee concluded, with input from the President and Chief Executive Officer, that the 2010 salary of $370,500 should remain the same for 2011.

The 2010 PM&P study showed market or median base salaries of $232,000 and $252,000, respectively, for a chief financial officer and a chief operating officer. The base salary of the Chief Financial Officer was increased to $232,000 effective January 1, 2011, as a result of the market compensation for the chief financial officer and the additional duties and responsibilities of two business divisions.  The base salary of the Chief Operating Officer was adjusted to $235,000 effective March 1, 2011.

The information from the updated 2011 PM&P study showed that as a group, base salaries were still below market.  The base salary of the President and Chief Executive Officer was 92% of the median market base salary as compared to peers.  The base salary of the Chief Financial Officer was 95% of the median market base salary compared to peers.  Subsequently, the Committee decided to adjust the base salary of its President and Chief Executive Officer from $370,500 to $400,000 effective January 1, 2012.   The Committee adjusted the salary of its Chief Financial Officer from $232,000 to $252,000 effective January 1, 2012.

Short-Term Incentive Compensation

The Committee did not approve a short-term incentive component of the compensation program for 2011 because of the executive compensation restrictions of ARRA.  The compensation restrictions were lifted with the repayment of the TARP funds on December 28, 2011.  Subsequently, the Committee evaluated the information provided by the 2011 PM&P analysis regarding the target awards for peers under a short-term incentive plan and its compensation philosophy.  On February 24, 2012, the Committee approved the re-establishment of an annual short-term incentive plan for the Named Executive Officers and other members of the senior management team.  The target award percentage for 2012 for the President and Chief Executive Officer is 35% of his 2012 base salary.  The target award percentage for 2012 for the Chief Financial Officer is 28% of his 2012 base salary.  Other participants in the plan have targets of 12 – 15% of their individual 2012 base salaries.

The Board chose three corporate performance goals which apply to all plan participants.  These corporate performance goals are comprised of targeted annual quantifiable performance against key quantitative financial and shareholder wealth related measures.  For 2012, the approved measures for the corporate performance goals are earnings per share growth, balance sheet growth, and efficiency ratio.  No portion of the corporate performance goals award is paid if aggregate performance against the three combined corporate performance goals does not exceed threshold level.

In addition, the Board identified team goals to assess the executives’ performance under the plan.  The team goals are designed to address performance in various management and operating areas.  They are selected based on strategic or operational initiatives, risk management activities, key operating milestones, corporate financial performance or other activities that are deemed by the Board to be critical during the plan year.   The goals and measurement of performance against the goals may be either quantitative or qualitative in nature.

Unless the Board deems otherwise, the awards will not be paid, regardless of corporate or team/individual performance, if 1) any regulatory agency issues a formal enforcement action, memorandum of understanding, or any other negative directive action where the Board considers it imprudent to provide awards under the Plan, and/or 2) after a review of the company’s credit quality measures compared to peers, the Board considers it imprudent to provide awards under this plan.

Long-Term Incentive Compensation

For 2011, the Committee considered the recommendations of the executive compensation consultant to increase grant sizes to competitive levels, to grant a mix of time and performance vested shares, and base the vesting of the performance shares on the company’s performance against peer performance.  The Committee believed that such actions were advisable and on February 22, 2011, the Committee granted restricted stock (Award Shares) to the President and Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer as described below.  Grant values were based on the February 22, 2011 closing price of StellarOne common stock of $14.90 per share.

The grant date value of the Award Shares for the President and Chief Executive Officer was 50% of his 2011 base salary.  As a result, the total number of shares granted to him was 12,433.  The time and performance vested components of his grant are equal to 35% and 15% of his 2011 base salary,  respectively,  resulting in grants of 8,703 time vested and 3,730 performance vested shares.  The grant date value of the Award Shares for the Chief Financial Officer was equal to 35% of his 2011 base salary, and the total number of shares granted to him was 5,450.  The time and performance vested components of his grant were equal to 25% and 10% of his base salary, respectively, resulting in grants of 3,893 time vested and 1,557 performance vested shares.  The grant date value of the Award Shares for the Chief Operating Officer was 35% of his 2011 base salary, resulting in 5,285 shares granted.  The time and performance vested components of his grant were equal to 25% and 10% of his 2011 base salary,  respectively,  resulting in grants of 3,775 time vested and 1,510 performance vested shares.  All the aforementioned shares granted to the Chief Operating Officer were forfeited upon his resignation from employment effective January 6, 2012.

The vesting schedule for the 2011 time vested Award Shares allows for 40% of the Award to become vested after two years and 20% to become vested in each of the third, fourth, and fifth years.

The vesting of the 2011 performance Award Shares is based on StellarOne’s average annual performance over the three year period ending December 31, 2014 in four equally weighted financial performance categories against its peer group: operating revenue, efficiency ratio, percentage of non-accrual loans to total loans, and basic earnings per share.   If, at the end of the performance period, the average annual performance is in the 41st to 50th percentile of the peer group, 50% of the shares will vest.  If performance is in the 21st to 40th percentile, then 75% of the shares will vest.  If performance is in the 1st to the 20th percentile, then 100% of the shares will vest.  No vesting of the shares occurs under the 50th percentile of average annual performance.

For 2012, the Committee again granted a mix of time and performance vested shares and based the vesting of the performance shares on the company’s performance against peer performance.  The Committee granted Award Shares to the President and Chief Executive Officer and Chief Financial Officer on January 13, 2012 as described below.  Grant values were based on the January 13, 2012 closing price of StellarOne common stock of $12.27 per share.

The grant date value of the Award Shares for the President and Chief Executive Officer was 50% of his 2012 base salary.  As a result, the total number of shares granted to him was 16,300.  The time and performance vested components of his grant are equal to 35% and 15% of his 2012 base salary, respectively, resulting in grants of 11,410 time vested and 4,890 performance vested shares.  The grant date value of the Award Shares for the Chief Financial Officer was equal to 35% of his 2012 base salary, and the total number of shares granted to him was 7,189.  The time and performance vested components of his grant were equal to 25% and 10% of his base salary, respectively, resulting in grants of 5,135 time vested and 2,054 performance vested shares.

The vesting schedule for the 2012 time vested Award Shares allows for 20% of the award to become vested each year over a period of five years. The structure of the vesting schedule for the 2012 performance Award Shares is similar to that described above for the 2011 performance Award Shares except that the performance is measured on StellarOne’s average annual performance over the three year period ending December 31, 2015.

Perquisites and Other Benefits

StellarOne annually reviews the perquisites received by the Named Executive Officers. The primary perquisites for the Named Executive Officers are the payment of the monthly dues for one or more golf or social clubs (depending on geography and market responsibilities), and the personal use of a company car or a monthly car allowance. StellarOne encourages the executives to belong to a golf or social club to provide an appropriate informal forum in which to conduct business with customers and prospects and to provide additional networking opportunities that may result in business opportunities for StellarOne. A company car or allowance is provided because the executives must travel frequently for business within the territory of the company.

The Named Executive Officers may participate in StellarOne’s nonqualified Executive Deferred Compensation Plan, which is for a select group of highly compensated and management employees. Under the terms of this plan, participants may elect to defer receipt, until termination of employment, a specified future date or retirement, of up to 50% of their base salary and up to 100% of their annual incentive compensation. Although the company does not make matching contributions to the plan, it may elect to make contributions approved by the Committee and/or Board. In 2011, the Committee approved a contribution amount equal to 15% of base salary to the deferred compensation account for the President and Chief Executive Officer, pursuant to the terms of his employment agreement.

The Named Executive Officers participate in StellarOne’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, relocation benefits, and discounts on StellarOne Bank products.

Employment Agreements and Change-in-Control Arrangements with Named Executive Officers

Employment Agreements

The President and Chief Executive Officer and the Chief Financial Officer each has an employment agreement with StellarOne.  The Committee and the Board believe that each agreement assures fair treatment of each executive in relation to his career with StellarOne by offering assurance of some financial security. Each agreement also protects the shareholders by encouraging the executive to continue to apply attention to his duties without distraction in a potential merger or takeover circumstance and by helping to maintain the executive’s objectivity in considering any proposals to acquire the company.

On January 1, 2011, the President and Chief Executive Officer and the Chief Financial Officer each entered into new employment agreements to replace the agreements that had become effective in February 2008.  The 2011 employment agreements each have an initial term of three years, and are automatically renewed for additional one year terms upon the expiration of the initial term or any successive term unless written notice not to renew has been given by the executive or StellarOne. The agreements provide minimum base salaries, subject to annual review, and the right to participate in incentive compensation and benefit plans.

If StellarOne terminates the employment of an executive without cause or an executive terminates his employment for good reason (each term as defined in the employment agreements) without a change in control, StellarOne (or its successor) would be obligated to pay the executive a lump-sum cash payment equaling his annual base salary for 18 months from the date of termination and to continue the executive’s and his family’s health care coverage benefits for 18 months from the date of termination.  In addition, the employment agreements provide that the executives will be subject, in certain circumstances, to non-competition restrictions for a period of 18 months following the termination of employment without a change in control.

In the event of a voluntary resignation, the executive officer will receive only the compensation, vested rights, and employee benefits up to the date of termination. In the event of retirement, the executive officer will receive no additional compensation under the agreement.

Change-in-Control Benefit Triggers

The employment agreements also provide for three years continued employment in the event of a change in control (as defined in the employment agreements) of StellarOne. If, following a change in control, StellarOne (or its successor) terminates the employment of the executive without cause or the executive terminates his employment for good reason, the company would be obligated to continue the executive’s and his family’s health care coverage benefits for an additional 36 months and to pay the executive a lump-sum cash payment equal to the lesser of  two times annual salary or the balance of the agreement’s term (expressed in year(s) and/or a fractional part of a year, as applicable) times his combined annual base salary at the time of termination and average annual bonus for the two most recently completed years. Such payments and benefits are limited, however, to the maximum amount, if any, which can be paid without any of the payments or benefits being excess parachute payments under Code Section 280(g). In addition, the health care benefit is subject to elimination if the executive obtains comparable or greater health care benefits through subsequent employment. The executive will also be subject to non-competition restrictions for a period of 18 months following the termination of his employment unless StellarOne terminates his employment without cause or he terminates his employment for good reason in a change-in-control context.

Personnel and Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

The undersigned members of the Committee have submitted this Report to the Board of Directors.
       Glen C. Combs, Chair
       H. Wayne Parrish
       Beverley E. Dalton
       Steven D. Irvin

Executive Compensation

Summary Compensation Table

The following table summarizes compensation earned by or awarded to the Named Executive Officers in 2011.
Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
O. R. Barham, Jr.	2011	$370,500	$185,252	$-	$-	$18,159	$75,882	$649,793
President and	2010	370,500	111,160	-	-	21,873	75,500	579,033
Chief Executive Officer	2009	376,626	113,002	-	-	42,184	83,007	614,819
Jeffrey W. Farrar	2011	232,000	81,205	-	-	(9,226)	19,455	323,434
Executive Vice President and	2010	205,000	61,487	-	-	29,130	17,219	312,836
Chief Financial Officer	2009	205,000	41,009	-	-	(29,588)	27,343	243,764
Litz H. Van Dyke (6)	2011	232,692	78,747	-	-	-	24,180	335,619
Former Executive Vice President and	2010	225,000	45,010	-	-	-	23,097	293,107
Chief Operating Officer	2009	225,000	45,013	-	-	-	36,416	306,429

(1)
The amounts shown represent actual base salary earned in the respective years including any amounts that may have been deferred into the company’s 401(k) or Nonqualified Executive Deferred Compensation plans.

(2)
Amounts shown represent the aggregate full grant date fair value of each award calculated in accordance with FASB ASC Topic 718.  The assumptions used in the calculations are included in Note 1 to the company’s audited financial statements for the year ended December 31, 2011 as included in the form 10-K filed with the SEC on March 9, 2012.

(3)
The three executives named above participate in the company’s Executive Incentive Plan described in the Compensation Discussion and Analysis.  As a result of the bonus restrictions in effect under ARRA all participation in the plan was suspended during the years presented.

(4)	Amounts shown reflect changes in the value of qualified defined benefit plan benefits and investment returns on amounts deferred under the company’s Nonqualified Executive Deferred Compensation Plan.
(5)
The amounts shown include company contributions to the 401(k) plan, which is available to the executives named above on the same basis as to the general employee population.  The amount shown for Mr. Barham for 2011 includes a $55,575 contribution to the Nonqualified Executive Deferred Compensation Plan.  This contribution, which represents 15% of Mr. Barham’s annual base salary rate on December 31, 2011, was made in accordance with his employment agreement and is in lieu of his participation in any other supplemental retirement plans.  Other items included in the above amounts, no single item of which exceeds $25,000, are the value of the personal use of company vehicles, auto allowance, country club dues, dividends on unvested restricted stock, and the value of life insurance coverage not generally available to other employees.

(6)	Mr. Van Dyke resigned from the company effective January 6, 2012.

Grants of Plan-Based Awards

The following table sets forth information with respect to restricted stock awards granted to the Named Executive Officers for the year ended December 31, 2011. Please refer to the Summary of Compensation Table for a discussion of the grant date fair value of the stock awards and associated compensation expense. No awards of stock options were granted to the Named Executive Officers for 2011.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum

O. R. Barham, Jr.	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	(3,730)	N/A	N/A	(55,577)
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	3,730	N/A	N/A	55,577

Jeffrey W. Farrar	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	(1,557)	N/A	N/A	(23,199)
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	1,557	N/A	N/A	23,199

Litz H. Van Dyke	2/22/2011	N/A	N/A	N/A	N/A	N/A	N/A	(1,510)	N/A	N/A	(22,499)
	2/22/2011	N/A	N/A	N/A	50%	100%	100%	1,510	N/A	N/A	22,499

Outstanding Equity Awards at Fiscal Year End

The following table includes certain information with respect to all previously awarded unexercised options and unvested restricted stock awards held by the Named Executive Officers at December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exerciseable	Number of Securities Underlying Unexercised Options Unexerciseable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
O. R. Barham, Jr.	21,691	-	-	31.65	07/15/2012	26,530	301,911	-	-
	10,650	-	-	21.87	12/01/2012
	8,166	-	-	19.72	04/14/2013
	24,291	-	16,193	19.29	10/01/2013
	6,858	-	-	23.83	01/21/2014
	12,675	-	-	30.00	10/11/2015

Jeffrey W. Farrar	7,822	-	-	31.65	07/15/2012	12,122	137,948	-	-
	3,750	-	-	21.87	12/01/2012
	2,835	-	-	19.72	04/14/2013
	8,513	-	5,674	19.29	10/01/2013
	2,567	-	-	23.83	01/21/2014
	4,583	-	-	30.00	10/11/2015

Litz H. Van Dyke	9,005	-	-	31.65	07/15/2012	10,961	124,736	-	-
	9,343	-	6,228	19.29	10/01/2013
	3,633	-	-	21.92	10/07/2014
	2,556	-	-	23.17	07/14/2015

Option Exercises and Stock Vested

The following table provides information regarding the value realized by the Named Executive Officers with respect to options exercised and restricted stock that vested during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

O. R. Barham, Jr.	-	-	3,263	36,643
Jeffrey W. Farrar	-	-	1,184	13,296
Litz H. Van Dyke	-	-	1,300	14,599

Pension Benefits

The following table shows the present value of accumulated benefit under the Virginia Financial Group, Inc. Employee Retirement Plan payable to the two Named Executive Officers who participate, including the number of years of service credited to each under the plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year

O. R. Barham, Jr.	Virginia Financial Group, Inc. Employee Retirement Plan	16	290,312	-
Jeffrey W. Farrar	Virginia Financial Group, Inc. Employee Retirement Plan	13	136,971	-

Nonqualified Deferred Compensation

The following table summarizes the contributions and earnings for the Named Executive Officers under the Nonqualified Executive Deferred Compensation Plan described in more detail in the Compensation Discussion and Analysis section beginning on page 12.
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY (1)	Aggregate Earnings in Lasts FY	Aggregate Withdrawals or Distributions	Aggregate Balance at Last FYE

O. R. Barham, Jr. (2)	-	$55,575	$9,347	-	$919,341
Jeffrey W. Farrar (3)	-	-	(13,383)	(16,294)	51,792

(1)	See footnote number 5 to the Summary Compensation Table with respect to current fiscal year contribution.
(2)
Fiscal 2011 year-end aggregate balance reflects the fair market value of Mr. Barham’s deferred compensation accounts as of 12/31/2011.  Mr. Barham’s previously disclosed 12/31/2010 deferred compensation balance was $854,419.

(3)
Fiscal 2011 year-end aggregate balance reflects the fair market value of Mr. Farrar’s deferred compensation accounts as of 12/31/2011.  Mr. Farrar’s previously disclosed 12/31/2010 ending deferred compensation balance was $81,469.

Potential Payments Upon Termination

The following table summarizes the payments to which the Named Executive Officers are entitled upon a termination of employment in different, specified circumstances under their employment agreements, the Stock Incentive Plan, and the nonqualified Employee Deferred Compensation Plan. Benefits payable under the tax-qualified Retirement Plan and 401(k) plans are not included. Calculations below assume termination on December 31, 2011.

	Termination With No Change in Control				Termination Upon Change in Control
Benefits and Payments Upon Termination	Death	Incapacity	Termination Without Cause or Resignation for Good Reason	Termination for Cause or Resignation Without Good Reason	Death	Incapacity	Termination Without Cause or Resignation for Good Reason	Termination by Employer for Cause	Employee Resignation Without Good Reason
O. R. Barham, Jr.
President and CEO
Base Salary	$92,625	$30,875	$555,750	-	$92,625	$92,625	$741,000	-	-
Annual Incentive		-	-	-	-	-	-	-	-
Long Term Incentive
Vesting of unvested Stock Options (1)	-	-	-	-	-	-	-	-	-
Vesting of unvested Restricted Stock (1)	-	-	-	-	-	-	301,923	-	-
Medical Insurance	-	-	11,070	-	22,140	22,140	22,140	-	-
Dental Insurance	-	-	486	-	972	972	972	-	-
Nonqualified Deferred Compensation	919,341	-	919,341	919,341	919,341		919,341	919,341	919,341
Total Value	1,011,966	30,875	1,486,647	919,341	1,035,078	115,737	1,985,376	919,341	919,341
Jeffrey W. Farrar
Executive Vice President and CFO
Base Salary	58,000	19,333	348,000	-	58,000	58,000	464,000	-	-
Annual Incentive	-	-	-	-	-	-	-	-	-
Long Term Incentive
Vesting of unvested Stock Options (1)	-	-	-	-	-	-	-	-	-
Vesting of unvested Restricted Stock (1)	-	-	-	-	-	-	137,948	-	-
Medical Insurance	-	-	10,206	-	20,412	20,412	20,412	-	-
Dental Insurance	-	-	486	-	972	972	972	-	-
Nonqualified Deferred Compensation	51,792	-	51,792	51,792	51,792	-	51,792	51,792	51,792
Total Value	109,792	19,333	410,484	51,792	131,176	79,384	675,124	51,792	51,792
Litz H. Van Dyke(2)
Executive Vice President and COO
Base Salary	58,750	19,588	352,500	-	58,750	58,750	470,000	-	-
Annual Incentive	-	-	-	-	-	-	-	-	-
Long Term Incentive
Vesting of unvested Stock Options (1)	-	-	-	-	-	-	-	-	-
Vesting of unvested Restricted Stock (1)	-	-	-	-	-	-	124,736	-	-
Medical Insurance	-	-	10,206	-	20,412	20,412	20,412	-	-
Dental Insurance	-	-	486	-	972	972	972	-	-
Nonqualified Deferred Compensation	-	-	-	-	-	-	-	-	-
Total Value	58,750	19,588	363,192	-	80,134	80,134	616,120	-	-

(1)
Pursuant to the provisions of the Employment Agreements in effect as of December 31, 2011 for the Named Executive Officers, all outstanding unvested awards made under the company’s Stock Incentive Plan become vested immediately upon a change in control of the company whether or not termination of employment occurs. All unvested stock options were not “in the money” at December 31, 2011.

(2)	Mr. Van Dyke resigned from the company effective January 6, 2012. No benefits were paid nor did he retain any rights under his Employment Agreement.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth information as of December 31, 2011 with respect to certain compensation plans under which StellarOne equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by shareholders (1)	291,196	21.58	432,830
Equity compensation plans not approved by shareholders	-	-	-
Total	291,196	21.58	432,830

(1)	Includes options outstanding under the StellarOne Corporation Stock Incentive Plan.

PROPOSAL II:  Advisory (Non-Binding) Vote to Approve Executive Compensation

As part of implementing the “say on pay” requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, pursuant to applicable rules, the SEC requires a separate and non-binding shareholder vote to approve the compensation of the Named Executive Officers in this proxy statement. Such a proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse StellarOne’s executive pay program. Accordingly, shareholders of StellarOne are being asked to approve the following resolution:

RESOLVED, that the shareholders of StellarOne Corporation approve the executive officer compensation described in the Compensation Discussion and Analysis and the tabular disclosure regarding the compensation of Named Executive Officers (together with the accompanying narrative disclosure) in this proxy statement.

This is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present at the annual meeting and entitled to vote.  Abstentions and broker non-votes will have no effect on the outcome of this proposal.

The Board believes that StellarOne’s compensation policies and procedures are strongly aligned with the long-term interests of the shareholders. Because your vote is advisory, it will not be binding upon the Board. However, the Personnel and Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
APPROVAL OF EXECUTIVE COMPENSATION IN THIS PROXY STATEMENT.

PROPOSAL III:  Frequency of the Advisory (Non-Binding) Vote on Executive Compensation

The SEC has also promulgated rules as to when shareholder advisory votes should be held to approve the compensation of the Named Executive Officers as disclosed in this proxy statement.  This proposal is commonly referred to as “say when on pay” and the vote on the say when on pay proposal is a shareholder advisory (non-binding) vote.  The shareholders have the following choices regarding how often to hold the say when on pay vote:  every year, every two years, or every three years.  Shareholders may also abstain from the vote.

The Board recommends an advisory say when on pay vote every year because such frequency provides the highest level of accountability and communication by having the shareholder vote correspond with the most recent compensation information presented in the proxy statement for the company’s annual meetings.

As stated above, this is an advisory vote only.  Shareholders are not voting to approve or disapprove the recommendation of the Board.  The alternative receiving the greatest votes – every year, every two years, or every three years – will be the frequency that shareholders approve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” A FREQUENCY OF “1 YEAR” FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Principal Accountant, Fees, and Services

Audit and Non-Audit Fees

The following table presents fees billed, and expected to be billed, for professional services rendered by Grant Thornton LLP (Grant Thornton), independent registered public accountants to StellarOne and the Subsidiary Bank for the years ended December 31, 2011 and 2010. All such audit and non-audit services were pre-approved by the Audit and Compliance Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of the firm’s independence in the conduct of its auditing functions.
	2011	2010
Audit Fees (1)	$477,310	$366,212
Tax Fees (2)	77,115	30,895
All Other Fees (3)	4,650	3,950

(1)
Audit fees consist of fees for professional services rendered for the audit of StellarOne's consolidated financial statements and review of financial statements included in StellarOne's quarterly reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of the fees billed for tax compliance, tax advice, and tax planning.
(3)	All other fees consist of fees billed for general consulting services, such as tax consulting or web-based research software.

Audit and Compliance Committee Pre-Approval Policy

The Audit and Compliance Committee is responsible for the appointment, compensation and oversight of the work performed by StellarOne’s independent registered public accountants. The committee or a designated member of the committee must pre-approve all audit (including audit-related) and non-audit services performed by the independent registered public accountants in order to ensure that the provision of such services does not impair the independent registered public accountant’s independence. Any interim pre-approval of permitted non-audit services is required to be reported to the committee at its next scheduled meeting. The committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountants to management.  The committee has concluded that the provision of the services listed above was compatible with maintaining the independence of Grant Thornton.

Audit and Compliance Committee Report

The Audit and Compliance Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of StellarOne’s financial statements, compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and risk assessment and risk management. The committee manages StellarOne’s relationship with its independent registered public accountants (who report directly to the Audit and Compliance Committee). The committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the committee deems necessary to carry out its duties and receive appropriate funding, as determined by the committee, from StellarOne for such advice and assistance. All members of the committee satisfy the independence and financial literacy requirements for audit committee membership of the NASDAQ Stock Market. No members of the committee are considered large customers of StellarOne Bank. In addition, at least two members of the committee have past employment experience in finance or accounting or comparable experience which results in the individuals’ financial sophistication.

StellarOne’s management has primary responsibility for the financial reporting process and for preparing the financial statements. Grant Thornton LLP, StellarOne’s independent registered public accounting firm, is responsible for expressing an opinion on the conformity of StellarOne’s audited financial statements with accounting principles generally accepted in the United States.

In fulfilling its oversight responsibilities for 2011, the Audit and Compliance Committee hereby reports as follows:

1.	The committee has reviewed and discussed the audited financial statements with StellarOne’s management.

2.
The committee has discussed with the independent registered public accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.

3.
The committee has received the written disclosures and the letter from the independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committee”) and has discussed with the independent registered public accountants the independent registered public accountants’ independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit and Compliance Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in StellarOne Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission.

The undersigned members of the Audit and Compliance Committee have submitted this Report to the Board of Directors.
       Jan S. Hoover, Chair
       Gregory L. Fisher, Vice Chair
       Lee S. Baker
       Steven D. Irvin

PROPOSAL IV:  Ratification of the Appointment of Grant Thornton LLP as the Independent Registered Public Accountants for the Year 2012

The Audit and Compliance Committee has engaged Grant Thornton as independent registered public accountants for the year ending December 31, 2012. The Board is submitting the engagement of Grant Thornton to the vote of shareholders for ratification.

In order to be ratified, the appointment of Grant Thornton must be approved by a majority of shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions and broker non-votes will have no effect on the outcome of this proposal.  In the event the appointment of Grant Thornton is not ratified, it is anticipated that no change will be made for 2012 because of the difficulty and expense of making a mid-year change. However, the shareholder vote will be considered by the Audit and Compliance Committee in connection with the appointment of the independent registered public accounting firm for 2012.

Representatives of Grant Thornton are expected to be present at the annual meeting and will be available to answer appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

PROPOSAL V:  Approval of the StellarOne Corporation Stock and Incentive Compensation Plan

The Board is asking shareholders to approve the StellarOne Corporation Stock and Incentive Compensation Plan (2012 Plan), which was approved by the Personnel and Compensation Committee (Committee) on September 21, 2011 and approved by the Board on October 25, 2011. The purpose of the 2012 Plan is to promote the success of StellarOne and its subsidiary by providing incentives to personnel, including employees and directors, that will promote the identification of their personal interest with the long-term stability and financial success of StellarOne and with growth in shareholder value. The 2012 Plan is designed to provide flexibility to StellarOne and its subsidiary in the ability to motivate, attract and retain the services of those persons upon whose judgment, interest and effort the successful conduct of StellarOne’s operation is largely dependent.

The 2012 Plan is intended to replace the StellarOne Stock Incentive Plan, dated January 18, 2002 (the 2002 Plan), which expired on January 18, 2012. The 2012 Plan will become effective on the date of its approval by shareholders. Awards may not be granted under the 2012 Plan prior to its effective date except for incentive awards payable only in cash (with payment contingent on shareholder approval of the 2012 Plan). StellarOne has no plans to grant awards under the 2012 Plan prior to the annual meeting. If shareholders do not approve the 2012 Plan at the annual meeting, the 2012 Plan (and any awards granted under the 2012 Plan) will terminate.

Reasons for the 2012 Plan

The Board believes that the 2012 Plan will be an important factor in attracting, retaining and rewarding the high caliber employees and directors essential to StellarOne’s success and in providing incentives to these individuals to promote the success of StellarOne. The 2002 Plan provided the ability to grant only stock options, restricted stock and stock appreciation rights. Through the 2012 Plan, StellarOne seeks to expand its alternatives for providing cost-effective and competitive equity compensation awards by being able to offer its employees and directors options, restricted stock, restricted stock units (RSUs), stock appreciation rights (SARs), stock awards and incentive awards. By having the flexibility to grant these different types of awards, StellarOne will be able to customize its incentive compensation packages on an individual basis. In light of historical changes in the accounting treatment of various equity award types and the possibility of future accounting and tax law changes, StellarOne believes that it is essential to have the flexibility offered by the 2012 Plan to design and implement future incentive compensation.

Description of the 2012 Plan

The 2012 Plan design highlights StellarOne’s commitment to compensation best practices.

The 2012 Plan includes a number of important provisions, summarized below, that are designed to protect shareholders’ interests and reflect StellarOne’s commitment to best practices and effective management of equity compensation:

•
Plan Limits and Additional Shares. The 2012 Plan authorizes a fixed number of shares, and requires shareholder approval to increase the maximum number of securities that may be issued thereunder. The 2012 Plan does not contain an evergreen provision or other feature which periodically adds new shares for grant thereunder.

•
Annual Per Participant Limits. The 2012 Plan limits the number of awards any participant may receive in a single calendar year as follows: (i) stock options and SARs (disregarding any tandem SARs) -- 150,000 shares, (ii) restricted stock and RSUs -- 75,000 shares, (iii) stock awards -- 25,000, and (iv) incentive awards -- $1,000,000; and requires shareholder approval to increase these annual limits.

•
No Discount Stock Options or Stock Appreciation Rights (SARs). All stock options and SARs will have an exercise price equal to or greater than the fair market value of StellarOne’s common stock on the date the stock option or SAR is granted.

•
No Repricing.  Under the 2012 Plan, repricing of stock options and SARs (including reduction in the exercise price of stock options or replacement of an award with cash or another award type with a lower exercise price) is prohibited without shareholder approval.

•
Limitation on Amendments. No material amendments that will increase the benefits under the 2012 Plan or that will increase the aggregate number of shares that may be issued under the plan can be made to the plan without shareholder approval.

•
Section 162(m) Eligibility. Under the 2012 Plan, the Committee maintains the flexibility to approve awards eligible for treatment as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (Code).

The principal terms of the 2012 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this proxy statement as Appendix A.

Administration

The 2012 Plan will be administered by the Committee. The Committee currently consists only of “non-employee directors,” as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (Rule 16b-3) and “outside directors” as defined by Section 162(m) of the Code. The Committee will have full power and authority to determine (i) which eligible persons will receive an award and the nature of an award, (ii) the number of shares of common stock to be covered by each award, (iii) whether options will be incentive stock options or nonstatutory stock options, (iv) the fair market value of the common stock, (v) the time or times when an award will be granted, (vi) whether an award will become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it will be fully vested, (vii) the terms and conditions under which restrictions imposed upon an award will lapse, (viii) whether a change of control has occurred, (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of awards, (x) when options and SARs may be exercised, (xi) whether to approve a participant’s election with respect to applicable withholding taxes, (xii) conditions relating to the length of time before disposition of common stock received in connection with an award is permitted, (xiii) notice provisions relating to the sale of common stock acquired under the 2012 Plan, and (xiv) any additional requirements relating to awards that the Committee deems appropriate.

The vesting, exercisability, payment and other terms or restrictions applicable to an award will be determined by the Committee and set forth in a written award document approved by the Committee and delivered or made available to the participant as soon as practicable following the date of the award.

Eligibility

Awards may be granted by the Committee to any employee or director of StellarOne or a subsidiary who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of StellarOne; provided, however, that non-employee directors will not be eligible to receive incentive stock options. Any awards made to members of the Committee must be approved by the Board.  The Committee may also make awards to participants conditioned on the surrender for cancellation of existing awards. As of the date of this proxy statement, there are approximately 785 employees and 14 non-employee directors who will be eligible to be granted awards under the 2012 Plan.

Shares Reserved for Issuance

Subject to proportionate and equitable adjustment in the event of certain changes in StellarOne’s capital structure, the maximum number of shares of common stock that may be issued under the 2012 Plan is 1,000,000. Shares of common stock allocable to options or SARs granted under the 2012 Plan that expire or otherwise terminate unexercised and shares and rights to shares that are forfeited pursuant to restrictions on restricted stock, RSUs or incentive awards awarded under the 2012 Plan will be returned to the share reserve and be available for future awards under the 2012 Plan.  Shares surrendered by a participant or retained by StellarOne (i) in connection with the exercise of a stock option or (ii) in payment of applicable withholding taxes will also be returned to the share reserve and be available for future awards under the 2012 Plan.

Calendar Year Award Limits

Multiple awards may be made in any calendar year to a participant; however, the maximum number of shares of common stock with respect to which options and SARs (disregarding any tandem SARs) may be granted in any calendar year to any one participant will be 150,000; the maximum number of shares of common stock with respect to which awards of restricted stock and RSUs may be granted in any calendar year to any one participant will be 75,000; the maximum number of shares of common stock with respect to which stock awards may be granted in any calendar year to any one participant will be 25,000; and incentive awards granted in any calendar year to any one participant will not provide for the payment of more than $1,000,000 in the aggregate.

Code Section 162(m) and Performance-Based Compensation

Under Section 162(m) of the Code, compensation paid to the named executive officers in StellarOne’s proxy statement in a given tax year is not deductible if it exceeds $1,000,000 unless it is “performance based” compensation for purposes of Section 162(m) of the Code.  With the exception of stock options and SARs that are granted with an exercise or base price at least equal to fair market value of a share of common stock on the date of grant, performance-based compensation must be based solely on achievement of objective performance goals set by the Committee and the material terms of the compensation or benefit to be paid, including the performance goals that may be used and the maximum that may be paid to any participant, must be disclosed to and approved by shareholders before payment.  If any changes are made in these disclosure items without shareholder approval, the performance based compensation exception under Section 162(m) of the Code will be lost.  StellarOne is submitting the 2012 Plan to shareholders for approval in part so that it may take advantage, if necessary, of the ability to deduct compensation paid to named executive officers in excess of $1,000,000 if such compensation is “performance based.”

Under the 2012 Plan, the Committee will determine the performance period during which a performance goal must be met, and the Committee must certify that the applicable performance goals and any other material terms are in fact satisfied before payment.  Performance goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur. For an award that is intended to be performance-based compensation, the Committee may modify or adjust a performance goal at its discretion to the extent permitted by Section 162(m) of the Code.

The 2012 Plan is intended to give the Committee the authority to grant awards that qualify as performance-based compensation under Section 162(m) of the Code and, where applicable, will be interpreted and construed consistent with such intent.  However, there is no requirement in the 2012 Plan that awards actually qualify as performance-based compensation under Section 162(m) of the Code.  There is also no guarantee that any awards will qualify as performance-based compensation under Section 162(m) of the Code.

If Proposal V is approved at the annual meeting, for purposes of the 2012 Plan and at the Committee’s discretion, a performance goal may be particular to a participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of StellarOne as a whole or to the performance of a subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the award: (i) stock value or increases therein, (ii) earnings per share and/or earnings per share growth, (iii) net earnings, (iv) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), (v) operating profit, (vi) operating cash flow, (vii) operating or other expenses, (viii) operating efficiency, (ix) return on equity, tangible equity, assets, capital and/or investment, (x) sales or revenues or growth thereof, (xi) deposits, loan and/or equity levels or growth thereof, (xii) working capital targets, (xiii) cost control measures, (xiv) regulatory compliance, (xv) gross, operating or other margins, (xvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xvii) interest income, (xviii) non interest income, (xix) credit quality, (xx) net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxi) productivity, (xxii) customer satisfaction, (xxiii) satisfactory internal or external audits, (xxiv) improvement of financial ratings, (xxv) achievement of balance sheet or income statement objectives, (xxvi) quality measures, (xxvii) achievement of strategic performance objectives, (xxviii) achievement of merger or acquisition objectives, and (xxix) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting StellarOne’s reported results), regulatory exam results, achievement of risk management objectives or implementation and management or completion of critical projects or processes. Performance goals may be absolute in their terms or measured against or in relationship to a pre-established target, StellarOne’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.  Each of the performance goals will be determined, where applicable and except as provided above, in accordance with accounting principles generally accepted in the United States (USGAAP).

In the Committee’s sole discretion, but subject to any applicable limitations under Section 162(m) of the Code, it may adjust any evaluation of performance under a performance goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, USGAAP or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Standards Codification 225-20 (or in any replacement or modification thereof) and/or in a management’s discussion and analysis of financial condition and results of operations appearing in StellarOne’s annual report to shareholders, if any, for the applicable year.

The foregoing notwithstanding, at its discretion, the Committee may also use other performance goals for awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

Awards

Stock Options

The Committee will be authorized to grant options to purchase common stock, which may be incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options. The Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the 2012 Plan. In general, no options may be granted with an exercise price of less than the fair market value of a share of common stock on the date of grant (for incentive stock options, 110% of that value if the grantee beneficially owns more than 10% of such stock), the term of a stock option may not be longer than ten years, and any options will be subject to certain restrictions on transferability. The exercise price of nonstatutory stock options intended to be “performance-based compensation” for purposes of Section 162(m) of the Code will not be less than the fair market value of a share of common stock on the date of grant.

Payment of the option price may be in cash, by delivery of previously acquired shares, through a “net share exercise” whereby StellarOne withholds and retains sufficient shares issuable in connection with the exercise to cover the exercise price, through a “cashless exercise” procedure that enables the participant the opportunity to sell immediately some or all of the shares underlying the exercised portion of the stock option to generate sufficient cash to pay the exercise price or satisfy withholding tax obligations, or through a combination of the foregoing.

No option may be exercised after the expiration of its term or, except as set forth in the participant’s option agreement, after the termination of the participant’s employment or service. The Committee will set forth in the participant’s option agreement when, and under what circumstances, a stock option may be exercised after termination of the participant’s employment or service; provided that no incentive stock option may be exercised after (i) three months from the participant’s termination of employment with StellarOne for reasons other than disability or death, or (ii) one year from the participant’s termination of employment on account of disability or death. The Committee may amend an outstanding incentive stock option to provide for more liberal exercise provisions, provided however that if such stock option as amended no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment will not become effective without the written consent of the participant.

Restricted Stock

The Committee will be authorized to grant restricted stock awards and determine the restrictions on transfer and conditions of vesting for such awards. The Committee may place such restrictions on the transferability and vesting of restricted stock as it deems appropriate, including restrictions relating to employment or service and/or achievement of performance objectives.

Stock certificates representing the restricted stock granted to participants will be registered in the participant’s name. Until vested, StellarOne may provide that the certificates bear a legend restricting their transferability. Other than the restrictions determined by the Committee, a participant with restricted stock will have the same rights as any other shareholder, including the right to receive dividends and voting rights. Any subsequent stock received by a participant as a result of a stock distribution or stock dividend on the restricted stock will be subject to the same terms, conditions and restrictions as the underlying restricted stock.

Restricted Stock Units

The Committee will be authorized to grant RSUs under the 2012 Plan. An RSU is an award which is valued by reference to a share of common stock. The Committee may place such restrictions on the vesting and settlement of RSUs as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives.

Holders of RSUs have no right to vote the shares represented by the units; however, such participants will have the right to receive cash dividends with respect to the shares represented by the RSU and may have added to their rights an equivalent number of units represented by any stock dividends or other distributions which would have been received if the shares represented by the units had been issued.

Unless otherwise provided in the award agreement, payment for vested RSUs will be immediately made by delivery to the participant of one share of common stock for each vested RSU or the payment of cash in an amount equal to the number of shares which vested multiplied by the fair market value of a share on the vesting date, or a combination thereof, as determined by the Committee.

Stock Appreciation Rights

The Committee will be authorized to grant SARs either separately or in tandem with the grant of stock options under the 2012 Plan. SARs granted in tandem with stock options will be exercisable only when the related stock option is exercisable and will have the same term and exercise price as the related stock option. The exercise of SARs granted in tandem with options will terminate those options, and the exercise of the related options will cancel the tandem SARs. The Committee may grant SARs upon such terms and conditions as the Committee deems appropriate, except that SARs may not be granted with a term exceeding ten years from the date of grant.

A SAR may only be exercised when the fair market value of a share exceeds either (i) the fair market value per share on the date of grant in the case of a stand-alone SAR or (ii) the exercise price of the related option in the case of a tandem SAR. The exercise of a SAR will entitle the holder to an amount  equal to the product of (i) the number of shares with respect to which the SAR is exercised multiplied by (ii) the excess of (A) the fair market value of a share of common stock at the time of exercise over (B) either (x) the fair market value per share on the date of grant in the case of a stand-alone SAR or (y) the exercise price of the related option in the case of a tandem SAR (in either case, the SAR Value).

Upon exercise, the SAR Value will be payable in common stock or cash, or a combination of the two, at the option of the participant (and if the Committee consents in the case of a cash election).

Stock Awards

The Committee will be authorized to grant stock awards under the 2012 Plan. Stock awards are shares of unrestricted common stock. The Committee will determine the terms and conditions to which a stock award is subject, if any. A stock award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a performance-based compensation award.

Incentive Awards

The Committee will be authorized to grant incentive awards under the 2012 Plan. Incentive awards are intended to be performance-based compensation awards under Section 162(m) of the Code. Incentive awards, including the performance objective and performance period related thereto, will be determined by the Committee in its discretion.  After a performance period has ended, the holder of an incentive award is entitled to receive the value thereof based on the degree to which the performance objectives and other conditions established by the Committee have been satisfied.  Payment of incentive awards will be in cash, stock or a combination thereof as determined by the Committee, and may be paid in a lump sum or in installments.

Restrictions on Transfer

Generally, awards under the 2012 Plan will not be transferable for any reason other than by will or the laws of descent and distribution. However, under the 2012 Plan, the Committee may grant or amend nonstatutory stock options that permit a participant to transfer the options to or for the benefit of the participant’s immediate family members. Any transferee of a stock option will be subject to all conditions applicable to the option prior to its transfer.  The Committee may impose on any transferable option and on common stock issued upon the exercise of a stock option such limitations and conditions as the Committee deems appropriate.

Restrictions on Exercise

During the lifetime of the participant, a stock option, SAR or similar-type of award will be exercisable only by the participant or by a permitted transferee to whom such stock option, SAR or other award has been transferred by will or by the laws of descent and distribution.

Change in Capitalization

If the outstanding shares of StellarOne common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of StellarOne by reason of any stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which StellarOne is the surviving corporation, or other similar event, the number and kind of shares of stock or securities to be issued under the 2012 Plan, including the per participant maximums, the exercise price of stock options, and other relevant provisions, will be appropriately adjusted by the Committee.  In such event, the Committee may adjust appropriately the number of shares covered by any award so as to eliminate fractional shares, if any. If StellarOne distributes a stock dividend, or sells or spins off a majority-owned subsidiary, the Committee will have the power, in its sole discretion, to make such adjustments as it deems appropriate.

Change of Control

In granting awards under the 2012 Plan, the Committee will have the authority to provide for the lapse of restrictions on, or acceleration of vesting of, an award upon a change of control of StellarOne (as defined in the 2012 Plan). In addition, the 2012 Plan provides that upon a change of control of StellarOne, the Committee will be permitted to take any actions that it deems appropriate with respect to outstanding awards, including: (i) at the time the award is made, providing for the acceleration of the vesting schedule relating to the exercise or realization of the award so that the award may be exercised or realized in full on or before a date initially fixed by the Committee, (ii) providing for the cancellation, purchase or settlement of any such award for any amount of cash equal to the amount which could have been obtained upon the exercise of such award or realization of a participant’s rights had such award been currently exercisable or payable, (iii) making adjustments to awards then outstanding as the Committee deems appropriate to reflect such change of control, or (iv) causing any such award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such change of control.

Term

If the 2012 Plan is approved by shareholders, subject to the right of the Board to terminate the 2012 Plan at any time, awards may be granted under the 2012 Plan until May 15, 2022, after which date no further awards may be granted.

Termination or Amendment of the 2012 Plan

The Board may terminate or amend the 2012 Plan at any time; provided, however, that the Board may not, without shareholder approval, (i) increase the total number of shares of common stock that may be granted as awards under the plan, (ii) expand the class of persons eligible to receive awards, (iii) materially increase the benefits accruing to participants under the plan, or (iv) make a change that otherwise requires shareholder approval under the Code, Rule 16b-3 or the rules of a stock exchange on which StellarOne common stock is traded (including the Nasdaq Global Select Market).  The Board may, however, unilaterally amend the 2012 Plan as it deems appropriate to ensure compliance with Rule 16b-3, to ensure compliance with Section 409A of the Code (Section 409A) and to cause incentive stock options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the 2012 Plan will not, without the consent of the participant, adversely affect a participant’s rights under an award previously granted to the participant.

Modification, Extension and Renewals of Awards

The Committee will have the power to amend the terms of previously granted awards so long as the terms as amended are consistent with the terms of the 2012 Plan and, where applicable, consistent with the qualifications of a stock option as an incentive stock option. The consent of the participant must be obtained with respect to any amendment that would adversely affect the participant’s rights or obligations under the award.  Notwithstanding the foregoing, the Committee or the Board may unilaterally amend outstanding awards as it deems appropriate to ensure compliance with Rule 16b-3, Section 409A, to cause incentive stock options to meet the requirements of the Code or to ensure compliance with any laws, rules or regulations applicable to StellarOne.

Subject to the terms and conditions of the 2012 Plan, the Committee may modify, extend or renew outstanding awards, may accept the surrender of outstanding awards granted under the 2012 Plan or outstanding awards granted under any other equity compensation plan of StellarOne and authorize the granting of new awards pursuant to the 2012 Plan in substitution therefor so long as the new or substituted awards are not of a different type, and otherwise the new awards may specify a longer term than the surrendered awards, may provide for more rapid vesting and exercisability than the surrendered awards and may contain any other provisions that are authorized by the 2012 plan.

Other than an adjustment pursuant to a change in capital structure, unless specifically approved by shareholders, the terms of outstanding awards may not be amended to reduce the option exercise price or SAR Value of outstanding options or SARs or to cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price or SAR Value that is less than the exercise price or SAR Value of the original options or SARs.

Summary of Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences under the 2012 Plan. This summary does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. It assumes any common stock received by a participant is a capital asset in the participant’s hands and that all awards comply with, or are exempt from, Section 409A.

Incentive Stock Options

A participant generally will recognize no taxable income for regular income tax purposes, and no withholding of income and employment taxes will ensue, as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option normally will recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If a participant satisfies such holding periods upon a sale of the shares, StellarOne will not be entitled to any deduction for federal income tax purposes. If a participant disposes of shares within two years after the date of grant or within one year after the date of exercise (a disqualifying disposition), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by a participant upon the disqualifying disposition of the shares generally should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

The difference between the option exercise price and the fair market value of the shares on the exercise date is treated as an adjustment in computing a participant’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result of the grant of such a stock option. Upon exercise of a nonstatutory stock option, a participant normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price. If a participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to StellarOne with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant. However, any ordinary income recognized by a participant upon the exercise of the option generally should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Restricted Stock

A participant acquiring restricted stock generally will recognize ordinary income equal to the fair market value of the shares on the vesting date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Code, to accelerate the ordinary income tax event to the date of acquisition by filing an election with the Internal Revenue Service no later than 30 days after the date the shares are acquired. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the date the ordinary income tax event occurs, will be taxed as capital gain or loss. Any ordinary income recognized by a participant upon the vesting of restricted stock should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Where dividends are paid with respect to restricted stock, those dividends will be treated as additional compensation and ordinary income, unless the participant elects to be taxed on receipt of the shares by making a “Section 83(b)” election for federal income tax purposes.  If the participant makes a “Section 83(b)” election, the dividends received may be considered and taxed as dividends, and not compensation, for federal income tax purposes.

Restricted Stock Units

A participant generally will not realize income in connection with the grant of an RSU or the credit of any dividend equivalents to his or her account. When shares of common stock and/or cash is delivered to the participant, the participant will generally be required to include as taxable ordinary income in the year of receipt, an amount equal to the amount of cash and the fair market value of any shares received. StellarOne will be entitled to a deduction at the time and in the amount included in the participant’s income by reason of the receipt, except to the extent such deduction is limited by applicable provisions of the Code. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. For each share of common stock received in respect of an RSU, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Appreciation Rights

In general, no taxable income is reportable when a SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any gain or loss recognized upon any later disposition of the shares would be capital gain or loss. Any ordinary income recognized by a participant upon the exercise of a SAR should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Stock Awards

A participant granted a stock award will generally recognize ordinary income equal to the fair market value of the shares on the date of grant over any amount paid for the shares. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any ordinary income recognized by a participant upon the grant of a stock award should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code. If the stock award is subject to vesting or other substantial restrictions on the date of grant, then the participant generally will not recognize ordinary income on the date of grant, and the stock granted will be taxed in the same manner as restricted stock.

Incentive Awards

In general, no taxable income is reportable when an incentive award is granted to a participant. Upon payment, the participant will recognize ordinary income in an amount equal to the fair market value of any cash and shares of common stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Any gain or loss recognized upon any later disposition of the shares received would be capital gain or loss. Any ordinary income recognized by a participant upon the payment of an incentive award should be deductible by StellarOne for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code.

Section 409A of the Code

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Awards granted under the 2012 Plan with a deferral feature will be subject to the requirements of Section 409A. If an award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such additional tax.

New Plan Benefits

Because any awards granted under the 2012 Plan will be made at the Committee’s sole discretion, the benefits and amounts that may be received or allocated under the 2012 Plan are not determinable at this time. The closing price of the common stock, as reported on the Nasdaq Global Select Market on March 20, 2012 was $12.36 per share.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the votes cast on the proposal is required to approve the 2012 Plan. Proxies received by StellarOne and not revoked prior to or at the annual meeting will be voted in favor of the 2012 Plan unless otherwise instructed by the shareholder. Approval of the 2012 Plan by shareholders will also be considered approval of the material terms of the performance-based compensation to be granted under the plan under Section 162(m) of the Code, including (i) the participants eligible to receive such compensation, (ii) the business criteria that may be used as performance goals for awards, and (iii) the maximum amount of compensation which may be paid to any participant if the performance goals are achieved.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE
STELLARONE CORPORATION STOCK AND INCENTIVE PLAN.

Other Matters

Management knows of no other business to be brought before the Annual Meeting. Should any other business be properly presented for action at the meeting, the shares represented by the enclosed proxy will be voted by the persons named therein in accordance with their best judgment and in the best interests of StellarOne.

Annual Report to Shareholders

A copy of the Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC but excluding exhibits, is provided with this proxy statement. Shareholders may obtain a copy of the exhibits to the Annual Report on Form 10-K by writing Investor Relations at StellarOne Corporation, 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911.

Shareholders may also access a copy of the Form 10-K including exhibits on the SEC’s website at http://www.sec.gov or on StellarOne’s website at http://www.StellarOne.com under “Investor Relations,” “SEC Filings & Other Documents.”

The 2013 Annual Meeting of Shareholders

If any shareholder intends to present a proposal (other than a director nomination) to be considered for inclusion in StellarOne’s proxy materials in connection with the 2013 Annual Meeting, the proposal must be in proper form and must be received by the Corporate Secretary of StellarOne Corporation at 590 Peter Jefferson Parkway, Suite 250, Charlottesville, Virginia 22911 on or before November 30, 2012. In addition, the proxy solicited by the Board of Directors for the 2013 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if StellarOne has not received notice of such proposal by November 30, 2012, in writing delivered to StellarOne’s Corporate Secretary.

Appendix A

STELLARONE CORPORATION
STOCK AND INCENTIVE COMPENSATION PLAN

1.      Establishment and Purpose of the Plan; Effective Date.

(a.)     StellarOne Corporation (the “Company”) hereby establishes a stock and incentive compensation plan for the Company and its Subsidiaries, to be known as the “StellarOne Corporation Stock and Incentive Compensation Plan” (the “Plan”), as set forth in this document.  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2 herein.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to personnel, including employees and directors, that will promote the identification of their personal interest with the long term stability and financial success of the Company and with growth in shareholder value.  The Plan is designed to provide flexibility to the Company and its Subsidiaries, in the ability to motivate, attract, and retain the services of those persons upon whose judgment, interest, and effort the successful conduct of its operation is largely dependent.

(b)      The Board approved the Plan on October 25, 2011, subject to shareholder approval and to become effective on the date of such shareholder approval (the “Effective Date”).  Except for Incentive Awards payable only in cash (with payment contingent on shareholder approval of the Plan), Awards may not be granted under the Plan prior to the Effective Date.

2.      Definitions.

Except as otherwise defined in the Plan, the following terms shall be defined as set forth below:

(a)      Act.  The Securities Exchange Act of 1934, as amended.

(b)      Agreement.  The written agreement implementing the grant of an Award, signed by an authorized officer of the Company and by the Participant.

(c)      Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company is required to withhold (based on the minimum applicable statutory withholding rates) in connection with the award, exercise, lapse of restrictions with respect to or settlement of an Award.

(d)      Award.  The award of an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Stock Award or Incentive Award under the Plan.

(e)      Board.  The Board of Directors of the Company.

(f)      Change of Control.

(i)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) and 14(d)(2) of the Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Act), of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change of Control:

(1)   acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege);

(2)   any acquisition by the Company;

(3)   any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

(4)   any acquisition pursuant to a reorganization, merger or consolidation by any corporation owned or proposed to be owned, directly or indirectly, by shareholders of the Company if the shareholders' ownership of securities of the corporation resulting from such transaction constitutes a majority of the ownership of securities of the resulting entity and at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the Incumbent Board as defined below at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(ii)           where individuals who constitute the Board on the Effective Date of this Plan (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or nomination for election by the shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than a member of the Board; or

(iii)           the Company consummates,

(1)   a merger, statutory share exchange, or consolidation of the Company with any other corporation, except as provided in subparagraph (i) (4) above, or

(2)   the sale or other disposition of all or substantially all of the assets of the Company.

(g)     Code.  The Internal Revenue Code of 1986, as amended.

(h)     Committee.  The Committee appointed by the Board to administer the Plan pursuant to Section 17, or if no such Committee has been appointed, the Board.

(i)      Company.  StellarOne Corporation, a Virginia corporation.

(j)      Company Stock.  Common stock of the Company. If the par value of the Company Stock is changed, or in the event of a change in the capital structure of the Company (as provided in Section 15 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(k)      Date of Grant.  The effective date of an Award granted by the Committee.

(l)      Disability or Disabled. As to an Incentive Stock Option a Disability within the meaning of Section 22(e)(3) of the Code.  As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(m)    Fair Market Value.

(i)           If the Company Stock is listed on any established stock exchange (including the NASDAQ Stock Market), its Fair Market Value shall be the closing price for such Company Stock on the Date of Grant as reported by such exchange or, if there are no trades on such date, the value shall be the closing price on the last preceding day on which the Company Stock was traded.

(ii)          If the Company Stock is not listed per subsection (i) above, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii)         Fair Market Value shall be determined as of the Date of Grant specified in the Award.

(n)      Incentive Award.  A Performance-Based Compensation Award awarded upon the terms and subject to the restrictions set forth in Section 12 below and valued as a fixed dollar amount.

(o)      Incentive Stock Option.  An Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Section 422 of the Code.

(p)      Nonstatutory Stock Option.  An Option that does not meet the requirements of Section 422 of the Code, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(q)      Option.  A right to purchase Company Stock granted under the Plan, at an exercise price determined in accordance with the Plan.

(r)      Participant.  Any individual who is granted an Award under the Plan.

(s)      Performance-Based Compensation Award.  An Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of a performance objective applicable thereto, which may or may not be a Performance Goal.  If a Performance-Based Compensation Award is intended to be “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code therefor.  The terms and conditions of each Performance-Based Compensation Award, including the performance objective and performance period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into the Agreement.

(t)      Performance Goal.  One or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award that is intended to be “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code.  The extent to which such performance measures or goals are met will determine the amount or value of the Award to which a Participant is entitled to exercise, receive or retain.  For purposes of this Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award:  (i) stock value or increases therein, (ii) earnings per share and/or earnings per share growth, (iii) net earnings, (iv) earnings and/or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), (v) operating profit, (vi) operating cash flow, (vii) operating or other expenses, (viii) operating efficiency, (ix) return on equity, tangible equity, assets, capital and/or investment, (x) sales or revenues or growth thereof, (xi) deposits, loan and/or equity levels or growth thereof, (xii) working capital targets, (xiii) cost control measures, (xiv) regulatory compliance, (xv) gross, operating or other margins, (xvi) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xvii) interest income, (xviii) non interest income, (xix) credit quality, (xx) net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxi) productivity, (xxii) customer satisfaction, (xxiii) satisfactory internal or external audits, (xxiv) improvement of financial ratings, (xxv) achievement of balance sheet or income statement objectives, (xxvi) quality measures, (xxvii) achievement of strategic performance objectives, (xxviii) achievement of merger or acquisition objectives, and (xxix) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results), regulatory exam results, achievement of risk management objectives or implementation, management or completion of critical projects or processes. Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.  The Committee shall determine the performance period during which a Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee.  Each of the Performance Goals shall be determined, where applicable and except as provided above, in accordance with generally accepted accounting principles.

The Committee, in its sole discretion, but subject to any applicable limitations under Section 162(m) of the Code, may adjust any evaluation of performance under a Performance Goal to take into account any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, and (v) any extraordinary non-recurring items as described in Accounting Standards Codification 225-20 (or in any replacement or modification thereof) and/or in a management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders, if any, for the applicable year.

In the case of a Performance-Based Compensation Award intended to be “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code, prior to the payment of any compensation with respect to the Award, the Committee shall certify the extent to which any Performance Goal and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of Company Stock).

(u)      Related Option.  An Option with respect to which a Stock Appreciation Right has been granted.

(v)      Restricted Stock.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 8 below.

(w)     Restricted Stock Unit.  An Award, designated as a restricted stock unit, under the Plan which represents the right to receive Company Stock and/or cash in lieu thereof upon the terms and subject to the restrictions set forth in Section 9 below and which, unless otherwise expressly provided, is valued by reference to the Fair Market Value of a share of Company Stock.

(x)       Rule 16b-3. Rule 16b-3 promulgated under the Act, including any corresponding subsequent rule or any amendments to Rule 16b-3 enacted after the Effective Date of the Plan.

(y)      Stock Appreciation Right or SAR.  An Award, designated as a stock appreciation right, granted to a Participant under the Plan.

(z)       Stand-Alone SAR.  A Stock Appreciation Right granted independent of any Option.

(aa)    Stock Award.  Company Stock awarded upon the terms and subject to the restrictions set forth in Section 11 below.

(bb)   Subsidiary.  In the case of Incentive Stock Options, any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code (including any entity which becomes a Subsidiary after the adoption of the Plan by the Board) and, in the case of Awards other than Incentive Stock Options, any subsidiary corporation, partnership, limited liability company, joint venture or other trade or business which is considered to be a single employer together with the Company under Section 414(b) or (c) of the Code (substituting “at least 50%” for “at least 80%” in determining ownership or control therein or, where there is an appropriate nexus between the Company or any other Subsidiary and a legitimate non-tax business purpose, substituting “at least 20%” for “at least 80%” in determining ownership or control therein).

(cc)   Tandem SAR.  A Stock Appreciation Right granted in connection with the grant, and exercisable only in lieu of, a Related Option.

(dd)   10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. Indirect ownership of stock shall be determined in accordance with Section 424(d) of the Code.

3.      General.  Awards of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Stock Awards and Incentive Awards may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4.      Stock. Subject to adjustment as provided in Section 15 of the Plan, the maximum  aggregate number of shares of Company Stock that may be issued pursuant to Awards under the Plan shall not exceed 1,000,000.  Shares allocable to Options or Stock Appreciation Rights granted under the Plan that expire or otherwise terminate unexercised and shares and rights to shares that are forfeited pursuant to restrictions on Restricted Stock, Restricted Stock Units or Incentive Awards awarded under the Plan may again be subjected to an Award under this Plan.  For purposes of determining the number of shares that are available for Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company (a) in connection with the exercise of an Option or (b) in payment of Applicable Withholding Taxes.

5.      Eligibility.

(a)      Any employee or director of the Company or a Subsidiary (including any advisory director of StellarOne Bank) who, in the judgment of the Committee, has contributed or can be expected to contribute to the profits or growth of the Company is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 17, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any Award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(b)     The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(c)      Non-employee directors shall not be eligible to receive the Award of an Incentive Stock Option.

(d)      Multiple grants of Awards under the Plan may be made in any calendar year to a Participant, provided, however, that subject to adjustment as provided in Section 15 of the Plan, (i) the maximum number of shares of Company Stock with respect to which Awards of Options and SARs (disregarding any Tandem SARs) may be granted in any calendar year to any one Participant shall be 150,000, (ii) the maximum number of shares of Company Stock with respect to which Awards of Restricted Stock and Restricted Stock Units may be granted in any calendar year to any one Participant shall be 75,000, (iii) the maximum number of shares of Company Stock with respect to which Stock Awards may be granted in any calendar year to any one Participant shall be 25,000, and (iv) Incentive Awards granted in any calendar year to any one Participant shall not provide for the payment of more than $1,000,000 in the aggregate.

6.      Stock Options.

(a)      Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall be the Option Agreement between the Company and the Participant.

(b)      The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall not be less than 110% of the Fair Market Value of such shares on the Date of Grant. The exercise price of Nonstatutory Stock Options intended to be “performance-based compensation” for purposes of Section 162(m) of the Code shall not be less than 100% of the Fair Market Value of such shares on the Date of Grant.

(c)      Subject to subsection (d) below, Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's Option Agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control as the Committee deems appropriate.  Notwithstanding the foregoing, no "tandem stock options" (where two Options are issued together and the exercise of one Option affects the right to exercise the other Option) may be issued in connection with an Incentive Stock Option.

(d)      The Committee shall establish the term of each Option in the Participant's Option Agreement. The term of an Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder shall not have a term in excess of five years. No Option may be exercised after the expiration of its term or, except as set forth in the Participant's Option Agreement, after the termination of the Participant's employment or service. The Committee shall set forth in the Participant's Option Agreement when, and under what circumstances, an Option may be exercised after termination of the Participant's employment or service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant's termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant's termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Section 422 of the Code, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Section 422 of the Code, the amendment shall not become effective without the written consent of the Participant.

(e)      An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount"). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Board may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(f)      If a Participant dies and if the Participant's Option Agreement provides that part or all of the Option may be exercised after the Participant's death, then such portion may be exercised by the personal representative of the Participant's estate during the time period specified in the Option Agreement.

7.      Method of Exercise of Options.

(a)      Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by payment of the exercise price in full. The exercise price may be paid to the Company (i) in cash, certified check or wire transfer, (ii) by delivery of shares of Company Stock  that the Participant has previously acquired (valued at Fair Market Value on the date of exercise), (iii) by withholding and retention by the Company of sufficient shares of Company Stock issuable in connection with the exercise to cover the exercise price (a “net share exercise”), (iv) by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock, the amount necessary to pay the exercise price and, if required by the Committee, Applicable Withholding Taxes, or (v) by a combination of the foregoing.

(b)      The Company may place on any certificate representing Company Stock issued upon the exercise of an Option any legend deemed desirable by the Company's counsel to comply with federal or state securities laws. The Company may require of the Participant a customary indication of his or her investment intent. A Participant shall not possess shareholder rights with respect to shares acquired upon the exercise of an Option until the Participant has made any required payment, including payment of Applicable Withholding Taxes, and the Company has issued a certificate (or made an equivalent book-entry notation in the records of the Company’s transfer agent) for the shares of Company Stock acquired.

8.      Restricted Stock Awards.

(a)      Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject. This notice, when duly accepted in writing by the Participant, shall be the Restricted Stock Agreement between the Company and the Participant.  Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee, as soon as practicable after the Date of Grant.  A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(b)      The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives, which may or may not be Performance Goals.  Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company's achievement of a established performance objectives and, where applicable, after a determination of the satisfaction or achievement of any Performance Goal.  Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(c)      The Committee shall establish as to each Restricted Stock Award the terms and conditions upon which the restrictions on transferability set forth in paragraph (b) above shall lapse. Such terms and conditions may include, without limitation, the passage of time, the achievement of performance objectives, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

(d)      A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Restricted Stock Agreement and in the Plan. In other respects, unless otherwise provided in the Restricted Stock Agreement, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon as declared and paid. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant's Restricted Stock Agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock.

9.      Restricted Stock Unit Awards.

(a)      Whenever the Committee deems it appropriate to grant a Restricted Stock Unit Award, notice shall be given to the Participant stating the number of Restricted Stock Units in the Award, the Date of Grant, and the terms and conditions to which the Award is subject. This notice, when duly accepted in writing by the Participant, shall be the Restricted Stock Unit Agreement between the Company and the Participant. A Restricted Stock Unit Award may be made by the Committee in its discretion without cash consideration.

(b)      The Committee may place such restrictions on the vesting and settlement of Restricted Stock Units as the Committee deems appropriate, including restrictions relating to continued employment or service and/or achievement of performance objectives, which may or may not be Performance Goals. Without limiting the foregoing, the Committee may provide performance or Change of Control acceleration parameters under which all, or a portion, of the Restricted Stock Unit will vest on the Company's achievement of established performance objectives and, where applicable, after a determination of the satisfaction or achievement of any Performance Goal. Restricted Stock Units may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered.

(c)      The Committee shall establish as to each Restricted Stock Unit Award the terms and conditions upon which the Awards shall vest and be settled. Such terms and conditions may include, without limitation, the passage of time, the achievement of performance objectives, the lapsing of such restrictions, vesting and/or settlement as a result of the Disability, death or retirement of the Participant, or the occurrence of a Change of Control.

(d)      A Participant shall have no voting rights with respect to Restricted Stock Units.  Unless otherwise provided in the Award, the Participant shall have all other rights of a shareholder with respect to the shares of Company Stock subject to the Award, including, but not limited to, the right to receive all cash dividends and other distributions paid thereon. If stock dividends are declared on unissued Company Stock with respect to Restricted Stock Units, the number of Restricted Stock Units shall be appropriately adjusted to reflect such stock dividends.

(e)      Unless otherwise provided in the Restricted Stock Unit Agreement, a Participant’s Restricted Stock Units which vest shall be immediately settled by the issuance and delivery to the Participant of one share of Company Stock for each vested Restricted Stock Unit or the payment of cash in an amount equal to the number of shares which vested multiplied by the Fair Market Value of a share on the vesting date, or a combination thereof as determined by the Committee.  If provided in the Restricted Stock Unit Agreement, the shares which are issued and delivered may be Restricted Stock issued pursuant to Section 8 and subject to such further restrictions and vesting as provided in the Restricted Stock Unit Agreement.  On settlement, a partially vested Restricted Stock Unit may be declared forfeited by the Committee if the Company does not issue fractional shares of Company Stock.

10.      Stock Appreciation Rights.

(a)      Whenever the Committee deems it appropriate to grant Stock Appreciation Rights, notice shall be given to the Participant stating the number of shares for which SARs are granted, whether the SARs are Stand-Alone SARs or Tandem SARs and its terms and conditions.  This notice, when duly accepted in writing by the Participant, will be the Stock Appreciation Right Agreement between the Company and the Participant.

(b)      Tandem SARs may be exercised with respect to all or part of the shares of Company Stock subject to the Related Option.  The exercise of Tandem SARs will cause a reduction in the number of shares of Company Stock subject to the Related Option equal to the number of shares with respect to which the Tandem SAR is exercised.  Conversely, the exercise, in whole or part, of a Related Option, will cause a reduction in the number of shares subject to the Tandem SAR equal to the number of shares with respect to which the Related Option is exercised.  Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

(c)      Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR will expire no later than the expiration of the Related Option, will be transferable only when and under the same conditions as the Related Option and will be exercisable only when the Related Option is eligible to be exercised.  In addition, if the Related Option is an Incentive Stock Option, a Tandem SAR may be exercised for no more than 100% of the difference between the exercise price of the Related Option and the Fair Market Value of the shares subject to the Related Option at the time the Tandem SAR is exercised.

(d)      Stand-Alone SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs.

(e)      In no event shall the term of any SAR granted under the Plan exceed ten years from the Date of Grant.  A SAR may be exercised only when the Fair Market Value of a share exceeds either (i) the Fair Market Value per share on the Date of Grant in the case of a Stand-Alone SAR or (ii) the exercise price of the Related Option in the case of a Tandem SAR.  A SAR shall be exercised by delivery to the Committee of a notice of exercise in the form prescribed by the Committee.

(f)      Subject to the provisions of the Stock Appreciation Right Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding amounts), an amount equal (the “SAR Value”) to the product of multiplying (i) the number of shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per share on the Date of Grant in the case of a Stand-Alone SAR or (y) the exercise price of the Related Option in the case of a Tandem SAR.  The Stock Appreciation Right Agreement may provide for payment of the SAR Value at the time of exercise or, on an elective or non elective basis, for payment of the SAR Value at a later date, adjusted (if so provided in the Stock Appreciation Right Agreement) from the date of exercise based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the SAR Value in shares) set out in the Stock Appreciation Right Agreement (the “adjusted SAR Value”).  The Committee is expressly authorized to grant SARs which are deferred compensation covered by Section 409A of the Code, as well as SARs which are not deferred compensation covered by Section 409A of the Code.

(g)      Payment of the SAR Value or adjusted SAR Value to the Participant shall be made in shares of Company Stock, valued at the Fair Market Value on the date of exercise in the case of an immediate payment after exercise or at the Fair Market Value on the date of settlement in the event of an elective or non elective delayed payment, or in cash if the Participant has so elected in his written notice of exercise and Committee has consented thereto, or a combination thereof. To the extent required to satisfy the conditions of Rule 16b-3(e) under the Act, or any successor or similar rule, or as otherwise provided in the Agreement with Participant, the Committee shall have the sole discretion to consent to or disapprove the election of any Participant to receive cash in full or partial settlement of a SAR. In cases where an election of settlement in cash must be consented to by the Committee, the Committee may consent to, or disapprove, such election at any time after such election, or within such period for taking action as is specified in the election, and failure to give consent shall be disapproval. Consent may be given in whole or as to a portion of the SAR surrendered by the Participant. If the election to receive cash is disapproved in whole or in part, the SAR shall be deemed to have been exercised for shares of Company Stock, or, if so specified in the notice of exercise and election, not to have been exercised to the extent the election to receive cash is disapproved.

(h)       No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

11.      Stock Awards.  Whenever the Committee deems it appropriate to grant a Stock Award, notice shall be given to the Participant stating the number of shares of unrestricted Company Stock for which the Award is granted, the Date of Grant, and the terms and conditions to which the Award is subject, if any. Certificates representing the shares shall be issued (or an equivalent book-entry notation shall be made in the records of the Company’s transfer agent) in the name of the Participant, subject to any terms imposed by the Plan and the Committee, as soon as practicable after the Date of Grant. A Stock Award may be made by the Committee in its discretion without cash consideration and may be granted as settlement of a Performance-Based Compensation Award.

12.      Incentive Awards.

(a)      Whenever the Committee deems it appropriate to grant an Incentive Award, notice shall be given to the Participant stating the terms and conditions of the Award. This notice, when duly accepted in writing by the Participant, shall be the Incentive Award Agreement between the Company and the Participant. An Incentive Award may be made by the Committee in its discretion without consideration other than the rendering of services.

(b)      Each Incentive Award is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the performance objective and performance period (which may be equal to, less than or more than one year), shall be set forth in the Incentive Award Agreement or in a subplan of the Plan which is incorporated by reference into the Incentive Award Agreement.  The Committee shall set the performance objective in its discretion for each Participant who is granted an Incentive Award.

(c)      After a performance period has ended, the holder of an Incentive Award shall be entitled to receive the value thereof based on the degree to which the performance objectives and other conditions established by the Committee and set forth in the Incentive Award Agreement (or subplan incorporated by reference into the Incentive Award Agreement) have been satisfied.

(d)      Payment of the amount to which a Participant shall be entitled upon the settlement of an Incentive Award shall be made in cash, Company Stock or a combination thereof as determined by the Committee.  Payment may be made in a lump sum or installments as determined by the Committee.

(e)      No Incentive Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  All rights with respect to Incentive Awards granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

13.      Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, Restricted Stock Units and Stock Awards, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting, or provide in the Agreement with the Participant to permit, the Participant to elect to (a) deliver shares of already owned Company Stock or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee to avoid a charge to earnings for financial accounting purposes and in accordance with Rule 16b-3.

14.      Nontransferability of Awards.

(a)      In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant's lifetime, only by the Participant or by his guardian or legal representative.

(b)      Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant or amend Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant's immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The Option Agreement shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on Company Stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

15.      Change in Capital Structure.

(a)      In the event of a stock dividend, stock split or combination of shares, spin-off, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), including the per Participant maximums provided for in Section 5(d), the exercise price of Options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b)      In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person other than the Company or a subsidiary shares of stock in any corporation (a "Spinoff Company") which, immediately before the distribution or sale, was a majority owned Subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make appropriate adjustments to reflect the economic effect of the distribution or sale on the interests of the Company's shareholders and the Participants in the businesses operated by the Spinoff Company. The Committee's determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(c)      Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with Rule 16b-3 and the applicable provisions of the Code.

(d)      To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 15 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award's aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the Fair Market Value per share is not reduced.

16.      Change of Control.  In the event of a Change of Control of the Company, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

(a)      At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(b)      Provide for the cancellation, purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant's rights had such Award been currently exercisable or payable;

(c)      Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not less than or greater than the Award's aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the Fair Market Value per share is not reduced; or

(d)      Cause any such Award then outstanding to be assumed, or new rights substituted therefor by the acquiring or surviving corporation in such Change of Control.

17.      Administration of the Plan.

(a)      The Plan shall be administered by the Committee, who shall be appointed by the Board. If no Committee is appointed, the Plan shall be administered by the Board. To the extent required by Rule 16b-3, all Awards shall be made by members of the Committee who are "Non-Employee Directors" as that term is defined in Rule 16b-3, or by the Board. Awards that are intended to be “performance-based compensation” for purposes of Section 162(m) of the Code shall be made by a Committee, or subcommittee of the Committee, comprised solely of two or more "outside directors" as that term is defined for purposes of Section 162(m) of the Code.

(b)      The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine: (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control has occurred, (ix) factors relevant to the lapse of restrictions, vesting, exercise and settlement of Awards, (x) when Options and SARs may be exercised, (xi) whether to approve a Participant's election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate.

(c)      The Chairman of the Committee, the Chief Executive Officer, the Chief Financial Officer, the Chief Human Capital Officer, or such other officers or directors of the Company as shall be designated by the Committee are hereby authorized to execute Agreements on behalf of the Company and to cause them to be delivered to Participants.

(d)      The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Agreement. The interpretation and construction of any provisions of the Plan or Agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(e)      A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(f)      Notwithstanding any provision of the Plan to the contrary, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b 3, as amended (or any successor or similar rule), under the Act.  Any provision of the Plan to the contrary notwithstanding, and except to the extent that the Committee determines otherwise:  (i) transactions by and with respect to officers and directors of the Company who are subject to Section 16(b) of the Act shall comply with any applicable conditions of Rule 16b-3; (ii) transactions with respect to persons whose remuneration is subject to the provisions of Section 162(m) of the Code shall conform to the requirements of Section 162(m)(4)(C) of the Code; and (iii) every provision of the Plan shall be administered, interpreted, and construed to carry out the foregoing provisions of this sentence.

(g)      Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as “performance based compensation” under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify.  Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as “performance-based compensation” under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

18.      Amendment, Modification or Termination of Plan.  If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan at any time in such respects as it shall deem advisable; provided, that, unless authorized by the Company's shareholders, no change shall be made that (a) increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 15), (b) expands the class of persons eligible to receive Awards, (c) materially increases the benefits accruing to Participants under the Plan, or (d) otherwise requires shareholder approval under the Code, Rule 16b-3, or the rules of a stock exchange on which Company Stock is traded. Notwithstanding the foregoing, the Board may unilaterally amend the Plan as it deems appropriate to ensure compliance with Rule 16b-3, to ensure compliance with Section 409A of the Code and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Award previously granted to him.

19.      Modification, Extension and Renewals of Awards.

(a)      The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would adversely affect (other than in a de minimis manner) the Participant's rights or obligations under the Award. Notwithstanding the foregoing, the Committee or Board may unilaterally amend outstanding Awards as it deems appropriate to ensure compliance with Rule 16b-3, Section 409A of the Code, to cause Incentive Stock Options to meet the requirements of the Code, or to ensure compliance with any laws, rules or regulations applicable to the Company.

(b)      Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, may accept the surrender of outstanding Awards granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards are not of a different type (with Options and SARs being one type for this purpose), and otherwise the new Awards may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan.

(c)      Notwithstanding anything in the Plan to the contrary, other than an adjustment pursuant to Section 15 herein, unless specifically approved by shareholders, the terms of outstanding Awards may not be amended to reduce the Option exercise price or SAR Value of outstanding Options or SARs or to cancel outstanding Options or SARs in exchange for cash, other Awards or awards or Options or SARs with an exercise price or SAR Value that is less than the exercise price or SAR Value of the original Options or SARs.

20.      Notice.  All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally, electronically, or mailed first class, postage prepaid, as follows: (a) if to the Company - at its principal business address to the attention of the Secretary; (b) if to any Participant - at the last address of the Participant known to the sender at the time the notice or other communication is sent.

21.      Interpretation and Governing Law. The terms of this Plan and Awards granted pursuant to the Plan shall be governed, construed and administered in accordance with the laws of the Commonwealth of Virginia. The Plan and Awards are subject to all present and future applicable provisions of the Code and, to the extent applicable, are subject to all present and future rulings of the Securities and Exchange Commission with respect to Rule 16b-3. If any provision of the Plan or an Award conflicts with any such Code provision or ruling, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan or the Award shall be void and of no effect.

22.      Nonqualified Deferred Compensation Plan Omnibus Provision.

(a)      It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. For purposes of the Plan, actions taken by the Board or the Committee, as applicable, shall be undertaken in a manner that either (i) will not negatively affect the status of any compensation, benefit or other remuneration intended to be excepted from treatment as deferred compensation subject to Section 409A of the Code, or (ii) will otherwise comply with Section 409A of the Code; provided, however, that the Company shall have no liability to any Participant in the event the Plan or an Award does not comply with Section 409A of the Code.  The Committee is authorized to amend any Award and to amend or declare void any election by a Participant as may be determined by it to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.

(b)      For purposes of this Plan and each Award, unless otherwise provided in the Agreement, where the Award provides nonqualified deferred compensation subject to Section 409A of the Code, termination of employment or service will be read to mean a “separation from service” within the meaning of Section 409A of the Code where it is reasonably anticipated that no further services would be performed after that date or that the level of bona fide services Participant would perform after that date (whether as an employee or independent contractor) would permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding 36-month period (or if less, the period of the Participant’s employment or service).

(c)      Where an Award provides nonqualified deferred compensation subject to Section 409A of the Code, payments or settlement in connection with a separation from service payment event will be delayed, to the extent applicable, until six months after the separation from service or, if earlier, the Participant’s death, if the Participant is a key employee of a publicly traded corporation under Section 409A(a)(2)(B)(i) of the Code (the “409A Deferral Period”).  In the event such payments are otherwise due to be made in installments or periodically during the 409A Deferral Period, the payment or settlement which would otherwise have been made in the 409A Deferral Period shall be accumulated and paid in a lump sum as soon as the 409A Deferral Period ends, and the balance of the payments shall be made as otherwise scheduled.

(d)      Where an Award provides or may provide nonqualified deferred compensation subject to Section 409A of the Code, no elective deferral of payment or settlement of the Award shall be permitted unless the election deferral provisions therefor are set out in the Agreement or in another written document authorized by the Committee in accordance with the election requirements of Section 409A of the Code.

23.      CPP Limitations.  The Company has participated in the Troubled Asset Relief Program Capital Purchase Program (the “CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008 (the “EESA”); and the Company has committed to comply with the executive compensation requirements of Section 111(b) of the EESA and the CPP (as determined for purposes of the EESA and the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”)), in accordance with the CPP Requirements.  Consequently, each Award shall be administered, interpreted and construed and, if and where applicable, benefits provided thereunder are limited and subject to repayment to the Company in accordance with the CPP Requirements to the extent applicable with respect to the Participant. Note: on December 28, 2011 StellarOne redeemed its remaining 22,500 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A it sold to the Treasury Department on December 19, 2008 as part of the CPP established by the Treasury Department under EESA.

STELLARONE CORPORATION
Annual Meeting of Shareholders
May 15, 2012
10:00 a.m. Eastern Time

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joe J. Thompson and Keith L. Wampler, jointly and severally, as proxies, with full power to act alone and with full power of substitution, to represent the undersigned and to vote all shares of the StellarOne Corporation standing in the name of the undersigned as of the close of business on March 15, 2012 at the annual meeting of shareholders to be held at 10:00 a.m. on Tuesday, May 15, 2012 at the Doubletree Hotel, 990 Hilton Heights Road, Charlottesville, Virginia, or any adjournments thereof, on each of the specified proposals.

This proxy, when properly executed, will be voted as directed or, if no direction is made, will be voted FOR the election of all director nominees, FOR approval of executive compensation as reported in the proxy statement, FOR a frequency vote of “One Year” on executive compensation, FOR the ratification of the appointment of the independent registered public accountants for the year ending December 31, 2012, FOR approval of the StellarOne Corporation Stock and Incentive Compensation Plan, and, in the discretion of the proxy agents, on any other matter that properly comes before the meeting.

Please complete, date, sign, and mail this proxy card promptly in the enclosed postage-paid envelope or provide your instructions to vote via the Internet or by telephone.

(Continued, and to be marked, dated, and signed, on the other side)

STELLARONE CORPORATION
Annual Meeting of Shareholders
May 15, 2012
10:00 a.m. Eastern Time

YOUR VOTE IS IMPORTANT

Proxy materials are available online at:
http://www.StellarOne.com (Investor Relations/SEC Filings & Other Documents)

You can vote in one of three ways:

1. Call toll-free 1-855-484-1034 on a touch-tone phone. There is NO CHARGE to you for this call.
or
2. Via the Internet at http://www.rtcoproxy.com/stel and follow the instructions.
or
3. Mark, sign, and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Revocable Proxy
STELLARONE CORPORATION
Annual Meeting of Shareholders
May 15, 2012
10:00 a.m. Eastern Time

[X]           Please mark your vote as indicated in this example.

1.	Election of ten (10) director nominees to serve until the 2013 annual meeting of shareholders or, in each case, until a successor is duly elected and qualified, as instructed below.

Nominees:	For [ ]	Withhold All [ ]	For All Accept [ ]
(01) Glen C. Combs
(02) Beverley E. Dalton
(03) Gregory L. Fisher
(04) Christopher M. Hallberg
(05) Jan S. Hoover
(06) Steven D. Irvin
(07) Alan W. Myers
(08) H. Wayne Parrish
(09) Raymond D. Smoot, Jr.
(10) Charles W. Steger

Instruction: To withhold authority to vote for any nominee(s), mark “For All Except” and write nominee(s’) name(s) or number(s) in the space provided below.

________________________________________________________________
2.	Approval, in an advisory (non-binding) vote, of the executive compensation disclosed in the proxy statement.
For [ ]	Against [ ]	Abstain [ ]

3.	Frequency of the advisory (non-binding) vote on executive compensation.
One Year [ ]	Two Years [ ]	Three Years [ ]	Abstain [ ]

4.	Approval of the ratification of the appointment of Grant Thornton LLP as the independent registered public accountants for the year 2012.
For [ ]	Against [ ]	Abstain [ ]

5.	Approval of the StellarOne Corporation Stock and Incentive Compensation Plan.
For [ ]	Against [ ]	Abstain [ ]

6.
Transaction of such other business as may properly come before the annual meeting of shareholders or any adjournment thereof. The Board of Directors presently knows of no other business to be presented at the annual meeting of shareholders.

The Board of Directors recommends a vote “FOR” proposals 1, 2, 4 and 5 and for a “One Year” frequency on proposal 3.

Signature ________________________________________________    Dated:_________________________________ , 2012

Note:  Please sign your name(s) exactly as shown imprinted hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy, if properly executed and delivered, will revoke all previous proxies.

[ ]           Mark here if you plan to attend the meeting.

[ ]           Mark here for address change and provide new address.

* * * IF YOU WISH TO PROVIDE YOUR VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW * * *

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1.           By mail or
2.           By telephone (using a touch-tone phone) or
3.           By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m. Eastern Time, May 15, 2012. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone
Call toll-free 1-855-484-1034 on a touch-tone phone anytime prior to 3:00 a.m. Eastern Time, May 15, 2012.

Vote by Internet
Anytime prior to 3:00 a.m. Eastern Time, May 15, 2012
http://www.rtcoproxy.com/stel

On-Line Proxy Materials
http://www.StellarOne.com (Investor Relations/SEC Filings & Other Documents)

Please note that the last vote received, whether by telephone, Internet or mail, will be the vote counted.

Your vote is important!